                               SCANA CORPORATION

                                  Lynn M. Williams
                                   Secretary

                                 MARCH 17, 1998

                                  SCHEDULE 14A

    (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

    Proxy Statement Pursuant to Section 14(a) of the Securities

    Exchange Act of 1934 (Amendment No.       )

FILED BY THE REGISTRANT X

    Filed by a Party other than the Registrant

    Check the appropriate box:       Preliminary Proxy Statement
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

X DEFINITIVE PROXY STATEMENT

          Definitive Additional Materials       Soliciting Material Pursuant to
Rule 14a-11(c) or Rule 14a-12

SCANA CORPORATION
                            ------------------------
(Name of Registrant as Specified in Its Charter)
                            ------------------------
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

    Payment of Filing Fee (Check the appropriate box):

    X No fee required.       Fee computed on table below per Exchange Act Rules
14a-6(i)(4) and 0-11. (1) Title of each class of securities to which transaction applies:
                            ------------------------
(2) Aggregate number of securities to which transaction applies:
                            ------------------------
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is
calculated and state how it was determined):             (4) Proposed maximum
aggregate value of transaction:
                            ------------------------
(5) Total fee paid:
                            ------------------------
      Fee paid previously with preliminary materials.       Check box if any
part of the fee is offset as provided by Exchange Act

    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.

IDENTIFY THE PREVIOUS

    filing by registration statement number, or the Form or Schedule and the date of its filing. (1) Amount Previously Paid:
                            ------------------------
(2) Form, Schedule or Registration Statement No.:
                            ------------------------

(3) Filing Party:
                            ------------------------
(4) Date Filed:
                            ------------------------

    March 17, 1998

    US Securities and Exchange Commission Judiciary Plaza 450 Fifth Street NW Washington, DC 20549

    Gentlemen:

    We are transmitting for filing SCANA Corporation's definitive proxy material, including the form of proxy, in connection with its 1998 Annual Meeting of Shareholders to be held on Thursday, April 23, 1998. SCANA Corporation's proxy materials will be mailed on or about March 17, 1998, to shareholders of record as of March 10, 1998.

    Attached as an appendix to the proxy statement is a copy of the Amended and Restated Performance Share Plan which is being proposed for shareholder approval. The shares of common stock that may be issued under the Plan have been registered under the Securities Act of 1933, as amended.

    Please call me at (803) 748-3683, if you have any comments or questions regarding this transmission.

    Thank you for your assistance in our efforts to file this document.

SINCERELY,

    Lynn M. Williams Corporate Secretary lmw:rs

                                                                [LOGO]
--------------------------------------------------------------------------------

MARCH 17, 1998

TO OUR SHAREHOLDERS:

    WE EXTEND TO YOU A CORDIAL INVITATION TO ATTEND THE 1998 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON THURSDAY, APRIL 23, 1998, AT 10:00 A.M., EASTERN DAYLIGHT TIME. THE MEETING WILL BE HELD IN THE BALLROOM OF THE ADAM'S MARK HOTEL, 1200 HAMPTON STREET, COLUMBIA, SOUTH CAROLINA. THE MATTERS TO BE ACTED ON AT THE MEETING ARE SET FORTH IN THE NOTICE OF ANNUAL MEETING. AT THE MEETING, WE WILL REPORT ON THE COMPANY'S PROGRESS AND PLANS AND RESPOND TO YOUR QUESTIONS AND COMMENTS.

    IF YOU WILL NEED SPECIAL ASSISTANCE AT THE MEETING BECAUSE OF A DISABILITY, PLEASE CONTACT THE OFFICE OF THE CORPORATE SECRETARY, MAIL CODE 134, SCANA CORPORATION, 1426 MAIN STREET, COLUMBIA, SOUTH CAROLINA 29201.

    WE WILL BE PROVIDING REFRESHMENTS PRIOR TO THE MEETING, WHICH WILL BE AVAILABLE BEGINNING AT 9:00 A.M. PLEASE TAKE THIS OPPORTUNITY TO VIEW THE SCANA DISPLAYS LOCATED IN THE RECEPTION AREA.

    AT THE 1997 ANNUAL MEETING OF SHAREHOLDERS, 88.3% OF THE COMMON STOCK WAS REPRESENTED IN PERSON OR BY PROXY. THOUGH THIS RESPONSE WAS GRATIFYING, WE WOULD LIKE TO HAVE AN EVEN GREATER REPRESENTATION AT THE 1998 MEETING. THEREFORE, WHETHER YOU OWN ONE SHARE OR MANY, IT IS IMPORTANT THAT YOU DATE, SIGN AND RETURN YOUR PROXY AS SOON AS POSSIBLE. THE PROMPT RETURN OF YOUR PROXY WILL REDUCE FOLLOW-UP WORK WITH ITS RELATED EXPENSE TO THE COMPANY.

SINCERELY,

/S/ WILLIAM B. TIMMERMAN
WILLIAM B. TIMMERMAN
CHAIRMAN OF THE BOARD,
PRESIDENT AND CHIEF EXECUTIVE OFFICER

M PRINTED ON RECYCLED PAPER

                                                                [LOGO]
--------------------------------------------------------------------------------

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS:
--------------------------------------------------------------------------------

    The 1998 Annual Meeting of Shareholders of SCANA Corporation (the "Company") will be held on Thursday, April 23, 1998, at 10:00 A.M., Eastern Daylight Time, in the ballroom of the Adam's Mark Hotel, 1200 Hampton Street, Columbia, South Carolina. The matters to be considered and acted on by the shareholders at this meeting are as follows:

    1. the election of two Class I Directors;

    2. the election of five Class II Directors;

    3. the appointment of independent public accountants to audit the books of the Company for the year ending December 31, 1998;

    4. the approval of the amended and restated SCANA Corporation Performance Share Plan;

and the transaction of such other business as may legally come before the meeting.

    Details of the matters to be acted on by the shareholders are set forth in the Proxy Statement which begins on the following page.

    All holders of issued and outstanding Common Stock of the Company of record at the close of business on March 10, 1998, are entitled to notice of and to vote at the meeting or any adjournment thereof. Seating space at the meeting will be limited, therefore, only shareholders will be admitted.

By Order of the Board of Directors
Lynn M. Williams                                                  March 17, 1998
SECRETARY

                  PLEASE SIGN, DATE AND MAIL YOUR PROXY TODAY
                            IN THE ENVELOPE ENCLOSED

                                                                [LOGO]
--------------------------------------------------------------------------------

                               SCANA CORPORATION
                                1426 MAIN STREET
                         COLUMBIA, SOUTH CAROLINA 29201

                            ------------------------
                                PROXY STATEMENT
                             ---------------------

                         ANNUAL MEETING OF SHAREHOLDERS
                                 TO BE HELD ON
                                 APRIL 23, 1998

APPROXIMATE DATE OF FIRST MAILING TO SHAREHOLDERS: MARCH 17, 1998

    This statement is furnished in connection with the solicitation of proxies by the Board of Directors of SCANA Corporation (herein called "SCANA" or the "Company") to be used at the 1998 Annual Meeting of Shareholders of the Company to be held on April 23, 1998, and at any adjournment thereof, with respect to the matters referred to on the preceding page.

    The Company's Annual Report to Shareholders for 1997, is being mailed along with this Proxy Statement to each shareholder of record as of March 10, 1998 (the "Record Date").

VOTING PROCEDURE

    The Annual Meeting is being called in order to consider and take action with respect to the matters set forth in the Notice of Annual Meeting of Shareholders on the preceding page, as more fully set forth below. Only holders of issued and outstanding common stock of the Company ("Common Stock") on the Record Date, are entitled to notice of and to vote at the meeting or any adjournment thereof. At the Record Date, the Company had 107,222,913 outstanding shares of Common Stock, each entitling the holder thereof to one vote per share.

    Since many of our shareholders are unable to attend the Annual Meeting, the Company's Board of Directors solicits proxies so that each shareholder has the opportunity to vote on the proposals to be considered at the Annual Meeting. When a proxy card is returned, properly signed and dated, the shares represented thereby will be voted in accordance with the instructions on the proxy card. However, if a shareholder does not return a signed proxy card, his or her shares will not be voted by the Board-appointed Proxies.

    Shareholders are urged to mark the boxes on the proxy card to indicate how their shares are to be voted. If no choices are specified, the shares represented by a properly signed and dated proxy card will be voted as recommended by the Board of Directors. The proxy card also confers discretionary authority on the Board-appointed Proxies to vote the shares represented by the proxy on any other matter that is properly presented for action at the Annual Meeting. As of the date of this Proxy Statement, the Board of Directors does not know of any other matter which will come before the meeting. In the event that any other matter legally comes before the meeting, the persons named in the accompanying form of Proxy intend to vote all proxies in accordance with their judgment on such a matter.

    A shareholder who returns a proxy card may revoke it at any time before it is voted by giving notice in writing to the Secretary of the Company, by granting a subsequent proxy or by giving notice in person at the Annual Meeting.

    If a shareholder participates in the SCANA Corporation Investor Plus Plan ("Investor Plus"), his proxy card represents both the number of shares registered in his name and the number of full shares credited to his Investor Plus account. All such shares will be voted in accordance with the instructions on the proxy card.

--------------------------------------------------------------------------------

ELECTION OF DIRECTORS -- PROPOSALS 1 & 2
--------------------------------------------------------------------------------

    The Company's Restated Articles of Incorporation divide the Board of Directors into three classes (I, II and III), with the members of each class serving a three-year term.

    At its April 24, 1997 meeting, the Board of Directors increased the number of Class I Directors from two to four. James A. Bennett and Maceo K. Sloan were elected to fill the two vacancies created. Under South Carolina Law, the terms of office of Mr. Bennett and Mr. Sloan will expire at the 1998 Annual Meeting of Shareholders. Therefore, the Board of Directors has nominated Mr. Bennett and Mr. Sloan for election as Class I Directors to serve with the other two Class I Directors for a term expiring in 2000.

    The terms of the five Class II Directors presently in office will expire at the 1998 Annual Meeting of Shareholders. All five of the Class II Directors presently in office were elected at the 1995 Annual Meeting of Shareholders. The terms of the Class II Directors elected at this meeting will expire at the Annual Meeting of Shareholders in 2001. The Board of Directors has nominated William B. Bookhart, Jr., Elaine T. Freeman, W. Hayne Hipp, F. Creighton McMaster and John B. Rhodes as Class II Directors.

    The accompanying proxy, unless you specify otherwise thereon, will be voted for the election to the Board of Directors of the two nominees for Class I Directors and the five nominees for Class II Directors. Should any nominee be unavailable for election by reason of death or other unexpected occurrence, the enclosed proxy may be voted with discretionary authority in connection with the nomination and election of any substitute nominee.

    Each holder of Common Stock of record at the close of business on March 10, 1998, is entitled to one vote per share so held for the election of each of the persons nominated. Directors are elected by a plurality of the votes cast by the holders of shares of the Company's Common Stock at a meeting at which a quorum is present. "Plurality" means that if there are more nominees than positions to be filled, the two individuals who receive the largest number of votes cast for Class I Directors and the five individuals who receive the largest number of votes cast for Class II Directors will be elected as directors. A vote indicated as withheld from a nominee will not be cast for such nominee but will be counted in determining the presence of a quorum.

    The information set forth on the following pages concerning the nominees and continuing directors has been furnished to the Company by such persons. Each director of the Company is also a director of South Carolina Electric & Gas Company, the principal subsidiary of the Company.

--------------------------------------------------------------------------------

PROPOSAL I -- NOMINEES FOR CLASS I DIRECTORS
TERMS TO EXPIRE AT THE ANNUAL MEETING IN 2000
--------------------------------------------------------------------------------


                  JAMES A. BENNETT
                  Mr. Bennett is Senior Vice President and Director of Community Banking of First
                  Citizens Bank in Columbia, South Carolina, and has held this position since 1994.
                  From 1991 to 1994, he was President of Victory Savings Bank in Columbia, South
                  Carolina. Mr. Bennett, age 37, has been a director of the Company since 1997. He is a member of the Audit Committee, the Nuclear Oversight Committee and the
                  Long-Term Compensation Committee.

                  MACEO K. SLOAN
                  Mr. Sloan is Chairman, President and Chief Executive Officer of Sloan Financial
                  Group, Inc., a holding company, and Chairman, President and Chief Executive
                  Officer of NCM Capital Management Group, Inc., an investment company, both of which are located in Durham, North Carolina. He has held these positions for more than five years. Mr. Sloan, age 48, has been a director of the Company since
                  1997. He is a member of the Executive Committee, the Management Development and
                  Corporate Performance Committee and the Long-Term Compensation Committee.

--------------------------------------------------------------------------------

PROPOSAL 2 -- NOMINEES for CLASS II DIRECTORS
TERMS TO EXPIRE AT THE ANNUAL MEETING IN 2001
--------------------------------------------------------------------------------

                  WILLIAM B. BOOKHART, JR.
                  Mr. Bookhart is a partner in Bookhart Farms, which operates a general farming business in Elloree, South Carolina, and has held that position for more than five years. Mr. Bookhart, age 56, has been a director of the Company since 1979.
                  He is a member of the Nuclear Oversight Committee, the Management Development and
                  Corporate Performance Committee and the Long-Term Compensation Committee.

                  ELAINE T. FREEMAN
                  Mrs. Freeman is the Executive Director of ETV Endowment of South Carolina, Inc.,
                  a non-profit organization located in Spartanburg, South Carolina, and has held this position for more than five years. Mrs. Freeman, age 62, has been a director of the Company since 1992, and also serves as a director of the National Bank of
                  South Carolina. She is Chairman of the Audit Committee and a member of the
                  Nuclear Oversight Committee and the Long-Term Compensation Committee.

                  W. HAYNE HIPP
                  Mr. Hipp is the President and Chief Executive Officer of The Liberty Corporation,
                  an insurance and broadcasting holding company headquartered in Greenville, South
                  Carolina, and has held these positions for more than five years. Mr. Hipp, age
                  58, has been a director of the Company since 1983, and also serves as a director of The Liberty Corporation and Wachovia Corporation. He is a member of the
                  Executive Committee and the Audit Committee.

                  F. CREIGHTON MCMASTER
                  Mr. McMaster is the President and Manager of Winnsboro Petroleum Company, a
                  wholesale distributor of petroleum products located in Winnsboro, South Carolina, and has held these positions for more than five years. Mr. McMaster, age 68, has been a director of the Company since 1974, and also serves as a director of First
                  Union-South Carolina. He is Chairman of the Nuclear Oversight Committee and a
                  member of the Audit Committee and the Long-Term Compensation Committee.

                  JOHN B. RHODES
                  Mr. Rhodes is the Chairman and Chief Executive Officer of Rhodes Oil Company,
                  Inc., a distributor of petroleum products in Walterboro, South Carolina, and has held these positions for more than five years. Mr. Rhodes, age 67, has been a director of the Company since 1967. He is a member of the Management Development and Corporate Performance Committee, the Nuclear Oversight Committee and the
                  Long-Term Compensation Committee.

--------------------------------------------------------------------------------

CONTINUING DIRECTORS
CLASS I -- TERMS TO EXPIRE AT THE ANNUAL MEETING IN 2000

--------------------------------------------------------------------------------

                  LYNNE M. MILLER
                  Ms. Miller, age 46, has been Chief Executive Officer of Environmental Strategies
                  Corporation, an environmental consulting and engineering firm headquartered in
                  Reston, Virginia, since February 1998. Prior to February 1998, she served as
                  President of Environmental Strategies Corporation for more than five years. She is a member of the Executive Committee, the Nuclear Oversight Committee and the
                  Long-Term Compensation Committee.

                  WILLIAM B. TIMMERMAN
                  Mr. Timmerman has been Chairman of the Board and Chief Executive Officer of the
                  Company since March 1, 1997, and President of the Company since December 13,
                  1995. From August 21, 1996 until March 1, 1997, he was Chief Operating Officer of the Company. From May 1, 1994 to December 13, 1995, he was Executive Vice
                  President, Chief Financial Officer and Controller of the Company. For more than five years prior to May 1, 1994, he was Senior Vice President of the Company as
                  well as its Chief Financial Officer and Controller. Mr. Timmerman, age 51, has
                  been a director of the Company since 1991 and also serves as a director of
                  Powertel, Inc., ITC^DeltaCom, Inc., The Liberty Corporation and Wachovia Bank,
                  N.A. Mr. Timmerman is an ex-officio member of all Board Committees except the
                  Audit Committee and the Long-Term Compensation Committee.

--------------------------------------------------------------------------------

CONTINUING DIRECTORS
CLASS III -- TERMS TO EXPIRE AT THE ANNUAL MEETING IN 1999
--------------------------------------------------------------------------------

                  BILL L. AMICK
                  Mr. Amick is Chairman of the Board and Chief Executive Officer of Amick Farms,
                  Inc., a vertically integrated broiler operation in Batesburg, South Carolina, and also serves as Chairman and Chief Executive Officer of Amick Processing, Inc. and
                  Amick Broilers, Inc. He has held these positions for more than five years. Mr.
                  Amick, age 54, has been a director of the Company since 1990. He is a member of the Executive Committee, the Management Development and Corporate Performance
                  Committee and the Long-Term Compensation Committee.

                  WILLIAM T. CASSELS, JR.
                  Mr. Cassels is Chairman of the Board of Southeastern Freight Lines, Inc., a
                  trucking business in Columbia, South Carolina, and has held that position for more than five years. Mr. Cassels, age 68, has been a director of the Company since 1990. He serves as an advisory board member of Liberty Mutual Insurance
                  Group. He is a member of the Audit Committee, the Management Development and
                  Corporate Performance Committee and the Long-Term Compensation Committee.

                  HUGH M. CHAPMAN
                  Mr. Chapman retired from NationsBank South of Atlanta, Georgia, a division of
                  NationsBank Corporation of Charlotte, North Carolina, on June 30, 1997.
                  Previously, he served as Chairman of NationsBank South for more than 5 years. Mr.
                  Chapman, age 65, has been a director of the Company since 1988. He also serves as a director of West Point-Stevens. He is Chairman of the Management Development
                  and Corporate Performance Committee and the Long-Term Compensation Committee and
                  a member of the Executive Committee.

                  LAWRENCE M. GRESSETTE, JR.
                  Mr. Gressette has been Chairman Emeritus of the Company since his retirement from the Company on February 28, 1997. From February 1, 1990 until his retirement, he was Chairman and Chief Executive Officer of the Company and all of its
                  subsidiaries. Mr. Gressette, age 66, has been a director since 1987. In addition, he serves as a director of Wachovia Corporation and Powertel, Inc. Mr. Gressette
                  is Chairman of the Executive Committee and a member of the Long-Term Compensation
                  Committee.

SECURITY OWNERSHIP INFORMATION
--------------------------------------------------------------------------------

The table set forth below indicates the shares of the Company's Common Stock beneficially owned as of March 10, 1998, by each director and nominee, each of the persons named in the Summary Compensation Table on page 12 (the "Named Executive Officers") and the directors and current executive officers of the Company as a group.

                        SECURITY OWNERSHIP OF MANAGEMENT

            NAME OF                AMOUNT AND NATURE
        BENEFICIAL OWNER            OF OWNERSHIP (1)
B. L. Amick                                 3,355
J. A. Bennett                                 669
W. B. Bookhart, Jr.                        17,973
W. T. Cassels, Jr.                          2,355
H. M. Chapman                               6,345
E. T. Freeman                               4,675
A. H. Gibbes                               14,305
L. M. Gressette, Jr.                       59,352

            NAME OF                AMOUNT AND NATURE
        BENEFICIAL OWNER            OF OWNERSHIP (1)

W. Hayne Hipp                               3,145
K. B. Marsh                                 9,760
F. C. McMaster                              5,975
L. M. Miller                                1,281
C. B. Novinger                              5,285
J. B. Rhodes                                9,052
J. L. Skolds                                9,473
M. K. Sloan                                   581
W. B. Timmerman                            28,567

All directors, nominees and current executive officers as a group (18 persons)
TOTAL                                                                188,264
TOTAL PERCENT OF CLASS                                                   0.2%
The information set forth above as to the security ownership of Common Stock has been furnished to the Company by such persons.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

                 NAME                            AMOUNT
            AND ADDRESS OF                   AND NATURE OF         PERCENT OF
           BENEFICIAL OWNER               BENEFICIAL OWNERSHIP       CLASS
First Union Corporation                          8,843,075              8.24%
("First Union")(2)
Post Office Box 1329
Greenville, South Carolina 29602

The share ownership indicated above for First Union Corporation is based on a Form 13G dated February 11, 1998 which was filed with the Securities and Exchange Commission. Shares shown are shares held by subsidiaries of First Union Corporation as Trustee under the Company's Employee Stock Purchase Savings Plan and as such, represent shares owned by employees. Except as set forth above, to the Company's knowledge as of March 10, 1998, no person owned beneficially 5% or more of the Company's Common Stock.
------------------------
(1) Includes shares owned by close relatives, the beneficial ownership of which is disclaimed by the director, nominee or Named Executive Officers, as follows: Mr. Amick -- 480; Mr. Bookhart -- 5,029; Mr. Gibbes -- 90; Mr. Gressette -- 1,060; and Mr. McMaster -- 2,000; and by all directors, nominees and current executive officers -- 8,659 in total.

    Includes shares purchased through December 31, 1997, but not thereafter, by the Trustee under the Company's Stock Purchase Savings Plan (the "Savings Plan").

(2) First Union has sole power to vote 83,562 of such shares, shared power to vote 8,350 of such shares, sole power to dispose or direct the disposition of 8,788,035 and shared power to dispose or to direct the disposition of 47,016 of such shares.

--------------------------------------------------------------------------------

DIRECTOR INFORMATION
--------------------------------------------------------------------------------

BOARD MEETINGS AND STANDING COMMITTEES

    During 1997, the Board of Directors of the Company held eight meetings. In addition, directors attended meetings of standing committees of which they were members. Each director attended at least 75% of the aggregate of meetings of the Board of Directors and meetings of the committees on which he or she served which were held during 1997.

    EXECUTIVE COMMITTEE. The Executive Committee held six meetings during 1997. This committee, except when limited by law, exercises all of the powers and duties of the Board of Directors in the management of the Company when the Board is not in session and which are not in conflict with specific powers conferred by the Board upon any other committee. The Executive Committee (1) provides counsel to the Chief Executive Officer; (2) reviews management's long-range strategic plans, goals and objectives; (3) reviews budgets, financial plans, plans for debt financing and the financing of acquisitions, investments and capital expenditures of a major nature; (4) reviews and recommends actions relating to dividends; (5) monitors advertising and philanthropic activities; and (6) recommends levels of expenditures to the Board. The committee also recommends the slate of director nominees to be presented for election at each annual meeting of shareholders and recommends assignments of directors to serve on Board Committees. Any shareholder may recommend to the Executive Committee persons for nomination as director by writing to the Secretary of the Company stating the full name, address and qualifications of each such person.

    MANAGEMENT DEVELOPMENT AND CORPORATE PERFORMANCE COMMITTEE (THE "PERFORMANCE COMMITTEE"). The Performance Committee held five meetings during 1997. This committee (1) reviews the investment policies of the Company's Retirement Plan, selects its investment managers and monitors the performance of such investment managers; (2) recommends to the Board persons to serve as officers of the Company (and its subsidiaries); (3) recommends to the Board salary and compensation levels, including fringe benefits for officers and directors of the Company; (4) reviews Company compensation plans; (5) provides direction regarding the operation of the Company's Retirement Plan and other employee welfare benefit plans; (6) reviews management's resources and development and recommends to the Board succession plans for senior management; (7) reviews the Company's active operating performance; (8) reviews the Company's performance in regard to well-being of employees, including safety, health and equality of treatment; (9) reviews outside relationships, including those with governments, other businesses and the community; and (10) reviews the impact of regulations, litigation and any public policy controversies that may affect the Company.

    THE LONG-TERM COMPENSATION SUBCOMMITTEE OF THE PERFORMANCE COMMITTEE. The Long-Term Compensation Subcommittee of the Performance Committee held two meetings in 1997. The Long-Term Compensation Subcommittee of the Performance Committee recommends to the Long-Term Compensation Committee awards to be made under the SCANA Performance Share Plan (the "Performance Share Plan").

    LONG-TERM COMPENSATION COMMITTEE. The Long-Term Compensation Committee held two meetings during 1997. The Long-Term Compensation Committee administers the Performance Share Plan.

    AUDIT COMMITTEE. The Audit Committee held three meetings during 1997. The Audit Committee (1) meets periodically with the Company's internal auditors and independent public accountants to discuss and evaluate the scope and results of audits and the Company's accounting procedures and controls; (2) reviews the Company's financial statements before submission to the Board for approval prior to dissemination to shareholders, the public or regulatory agencies; (3) recommends to the Board (for appointment by the Board and ratification by the shareholders) independent public accountants to be used by the Company; and (4) maintains responsibility for the Company's compliance program.

    NUCLEAR OVERSIGHT COMMITTEE. The Nuclear Oversight Committee held three meetings in 1997. This committee (1) monitors the Company's nuclear operations;
(2) meets periodically with Company management to discuss and evaluate the Company's nuclear operations, including regulatory matters, operating results, training and other related topics; (3) participates in an annual meeting to review overall past performance and future plans for nuclear operations; (4) tours the Company's plant and training facilities at least once a year; (5) on a periodic basis reviews with the Institute of Nuclear Power Operations that organization's appraisal of the Company's nuclear operations; and (6) periodically presents an independent report to the Board of Directors on the status of the Company's nuclear operations.

Compensation
--------------------------------------------------------------------------------

    FEES. During 1997, directors who were not employees of the Company were paid $17,600 annually for services rendered, $1,800 for each Board meeting attended and $850 for attendance at a committee meeting which is not held on the same day as a regular meeting of the Board. The fee for attendance at a telephone conference meeting is $200. The fee for attendance at a conference is $850. In addition, directors are paid, as part of their compensation, travel, lodging and incidental expenses related to attendance at meetings and conferences.

    The Board of Directors approved a plan effective January 1, 1997, whereby non-employee directors receive on a quarterly basis, 41% of their annual fee in shares of Common Stock. The purpose of the plan is to promote the achievement of long-term objectives of the Company by linking the personal interests of the non-employee directors to those of the Company's shareholders by paying a portion of director compensation in stock. The Company believes this linkage will further promote the achievement of its long-term objectives.

    Directors who are employees of the Company or its subsidiaries receive no compensation for serving as directors or attending meetings.

    In addition to regular director fees which he began to receive following his retirement, Mr. Gressette, as a Company retiree, received the retirement benefits described in the Summary Compensation Table on page 12.

    DEFERRAL PLAN. The Company has a plan (the "Voluntary Deferral Plan") pursuant to which directors may defer all or a portion of the fees that are to be paid to them in cash for services rendered and meeting attendance. Interest is earned on the deferred amounts at a rate set by the Performance Committee. Since January 1, 1997, the rate has been set at the announced prime rate of Wachovia Bank, N.A. Mr. Cassels and Mr. Rhodes were the only directors participating in the plan during 1997. Mr. Cassels became a participant in January 1994, and Mr. Rhodes in July 1987. Interest credited to their deferral accounts during 1997, was $8,609 and $27,228, respectively.

    ENDOWMENT PLAN. Upon election to a second term, each director becomes eligible to participate in the Directors' Endowment Plan, which provides for the Company to make a tax deductible, charitable contribution totaling $500,000 to institutions of higher education designated by the director. The plan is intended to reinforce the Company's commitment to quality higher education and is intended to enhance the Company's ability to attract and retain qualified board members. A portion is contributed upon retirement of the director and the remainder upon the director's death. The plan is funded in part through insurance on the lives of the directors. Designated in-state institutions of higher education must be approved by the Chief Executive Officer of the Company. Any out-of-state designation must be approved by the Performance Committee. The designated institutions are reviewed on an annual basis by the Chief Executive Officer to assure compliance with the intent of the program.

Compensation Committee Interlocks and Insider Participation
--------------------------------------------------------------------------------

    During 1997, no officer, employee or former officer of the Company or any of its subsidiaries, served as a member of the Long-Term Compensation Committee or the Performance Committee, except Mr. Gressette, who served as an ex-officio, non-voting member of the Performance Committee until his retirement in February 1997 and as a member of the Long-Term Compensation Committee following his retirement, and Mr. Timmerman who has been an ex-officio, non-voting member of the Performance Committee since March 1, 1997. Although Mr. Gressette and Mr. Timmerman served as members of the Performance Committee during 1997, neither participated in any of its decisions concerning executive officer compensation. As a member of the Long-Term Compensation Committee following his retirement, Mr. Gressette participated in the decisions regarding target awards made in 1997 under the Performance Share Plan.

    Since January 1, 1997, the Company has engaged in business transactions with entities with which Mr. Amick (a member of the Performance Committee and the Long-Term Compensation Committee), Mr. Chapman (Chairman of both the Performance Committee and the Long-Term Compensation Committee) and Mr. McMaster (a member of the Long-Term Compensation Committee) are related.

    Mr. Amick is the owner of Team Amick Motor Sports, a business that owns and operates a NASCAR sanctioned racing car. This car participates in the Busch Grand National Racing Series. The Company has entered into a shared sponsorship agreement with Team Amick Motor Sports pursuant to which the Company will receive promotional consideration associated with NASCAR racing for an annual fee of $500,000.

    Mr. Chapman was Chairman of NationsBank South, a division of NationsBank Corporation, until his retirement on June 30, 1997. Since January 1, 1997, the Company has engaged in various transactions in which affiliates of NationsBank Corporation acted as lender or provider of lines of credit or credit support to the Company and its subsidiaries. The amount paid during 1997 by the Company and its subsidiaries to NationsBank Corporation affiliates on account of such transactions was $361,870. In addition, during 1997, a NationsBank Corporation affiliate and a Company subsidiary have engaged in options and futures transactions and forward contracts relating to forecasted natural gas production. The amount paid during 1997 by the Company subsidiary to NationsBank Corporation affiliates on account of such transactions was $7,602,582. It is anticipated that similar transactions will continue in the future.

    Mr. McMaster is the President and Manager of Winnsboro Petroleum Company. Purchases from Winnsboro Petroleum Company totaling $61,819 for petroleum products were made during 1997 by the Company and its subsidiaries. It is anticipated that similar transactions will continue in the future.

--------------------------------------------------------------------------------

EXECUTIVE COMPENSATION
--------------------------------------------------------------------------------
The following table contains information with respect to compensation paid or accrued during the years 1997, 1996 and 1995, to the Chief Executive Officer of the Company, to each of the other four most highly compensated executive officers of the Company during 1997, who were serving as executive officers of the Company at the end of 1997, and to L. M. Gressette, Jr., the Company's former Chief Executive Officer, who retired on February 28, 1997.

                                            SUMMARY COMPENSATION TABLE
                                                                                        LONG-TERM
                                                      ANNUAL COMPENSATION              COMPENSATION
                                                                                         PAYOUTS
                                                                       OTHER ANNUAL        LTIP         ALL OTHER
                                                            BONUS(1)   COMPENSATION(2)  PAYOUTS(3)     COMPENSATION(4)
  NAME AND PRINCIPAL POSITION       YEAR    SALARY ($)        ($)          ($)             ($)             ($)

W. B. Timmerman                     1997       400,634(5)   318,815      12,220           88,338          24,038
 Chairman, President and            1996       335,266      196,832       6,399          109,819          20,116
 Chief Executive Officer            1995       254,214      101,588         987          150,353          15,127
 and Director--SCANA
 Corporation

J. L. Skolds                        1997       277,132      161,677       5,777           70,283          16,628
 SCANA Group Executive-             1996       215,708      114,099       2,453           55,513          12,943
 Electric Group; President          1995       176,156      74,151           54           76,128          10,569
 and Chief Operating Officer--
 South Carolina Electric
 and Gas Company

A. H. Gibbes                        1997       246,308      149,406       7,247           52,874          14,455
 SCANA Group Executive-             1996       187,755      125,204       3,013           55,513          11,505
 Gas Group; President--             1995       154,183      61,350            0           76,128           9,240
 South Carolina
 Pipeline Corporation

C. B. Novinger                      1997       213,521      104,276       5,315           52,874          12,811
 Senior Vice President-             1996       188,875      75,667        2,436           55,513           7,678
 Administration,                    1995       172,929      61,350          205           76,128           5,694
 Governmental and
 Public Affairs--SCANA
 Corporation

K. B. Marsh                         1997       199,845      104,276       2,945           44,491          11,991
 Vice President                     1996       166,616      75,667        1,189           46,462           9,997
 Chief Financial Officer and        1995       133,768      63,757            0           51,390           8,026
 Controller--SCANA
 Corporation

L. M. Gressette, Jr.                1997       132,584      79,704            0          167,003         399,950
 Chairman Emeritus and              1996       483,952      274,320       5,998          285,408          29,037
 Chairman of the                    1995       449,246      197,500      65,779          390,156          26,955
 Executive Committee--
 SCANA Corporation

(1) Payments under the Annual Incentive Plan described hereafter.

(2) For 1997, other annual compensation consists of life insurance premiums on policies owned by Named Executive Officers and payments to cover taxes on benefits of $9,521 and $2,699 for Mr. Timmerman; $4,694 and $1,083 for Mr. Skolds; $6,352 and $895 for Mr.Gibbes; $4,813 and $502 for Mrs. Novinger; and $2,681 and $264 for Mr. Marsh.

(3) Payments under the Performance Share Plan described hereafter.

(4) All other compensation for all Named Executive Officers except Mr. Gressette, consists solely of Company contributions to defined contribution plans based on the funding formula applicable to all Company employees. For Mr. Gressette, all other compensation for 1997 consists of payments under Company retirement plans of $378,681 and Company contributions to defined contribution plans of $21,269.

(5) Reflects actual salary paid in 1997. Base salary of $425,006, as referenced on page 18, became effective on May 1, 1997.

Long-Term Incentive Plan Award Opportunities
--------------------------------------------------------------------------------

    The following table shows the target awards made in 1997 for potential payment in 2000 under the Performance Share Plan, and estimated future payouts under that plan at threshold, target and maximum levels for the Named Executive Officers.

                      LONG-TERM INCENTIVE PLANS -- AWARDS
                              IN LAST FISCAL YEAR

                                     PERFORMANCE
                        NUMBER OF      OR OTHER        ESTIMATED FUTURE PAYOUTS UNDER
                         SHARES,        PERIOD           NON-STOCK PRICE-BASED PLANS
                        UNITS OR        UNTIL       -------------------------------------
                          OTHER       MATURATION     THRESHOLD     TARGET       MAXIMUM
        NAME            RIGHTS(#)     OR PAYOUT      ($ OR #)     ($ OR #)     ($ OR #)
W. B. Timmerman            11,030        1997-1999       4,412       11,030       16,545
J. L. Skolds                5,560        1997-1999       2,224        5,560        8,340
A. H. Gibbes                4,300        1997-1999       1,720        4,300        6,450
C. B. Novinger              3,010        1997-1999       1,204        3,010        4,515
K. B. Marsh                 3,010        1997-1999       1,204        3,010        4,515
L. M. Gressette, Jr.          282        1997-1999         112          282          423

    Payouts occur when the Company's Total Shareholder Return ("TSR") is in the top two-thirds of the PSP Peer Group, and will vary based on SCANA's ranking against the peer group. Executives earn threshold payouts at the 33rd percentile of three-year performance. Target payouts will be made at the 50th percentile of three-year performance. Maximum payouts will be made when the TSR is at or above the 75th percentile of the peer group. Payments will be made on a sliding scale for performance between threshold and target and target and maximum. No payouts will be earned if performance is at less than the 33rd percentile. Awards are denominated in shares of SCANA Common Stock and may be paid in either stock or cash or a combination of both.

Defined Benefit Plans
--------------------------------------------------------------------------------

    In addition to the qualified Retirement Plan for all employees, the Company has Supplemental Executive Retirement Plans ("SERPs") for certain eligible employees, including officers. A SERP is an unfunded plan which provides for benefit payments in addition to those payable under a qualified retirement plan. It maintains uniform application of the Retirement Plan benefit formula and would provide, among other benefits, payment of Retirement Plan formula pension benefits, if any, which exceed those payable under the Internal Revenue Code ("IRC") maximum benefit limitations.

    The following table illustrates the estimated maximum annual benefits payable upon retirement at normal retirement date under the Retirement Plan and the SERPs.

                               PENSION PLAN TABLE

                                   SERVICE YEARS
    FINAL      -----------------------------------------------------
 AVERAGE PAY      15         20         25         30         35
-------------

$     150,000     41,965     55,953     69,942     83,930     86,668
      200,000     56,965     75,953     94,942    113,930    117,918
      250,000     71,965     95,953    119,942    143,930    149,168
      300,000     86,965    115,953    144,942    173,930    180,418
      350,000    101,965    135,953    169,942    203,930    211,668
      400,000    116,965    155,953    194,942    233,930    242,918
      450,000    131,965    175,953    219,942    263,930    274,168
      500,000    146,965    195,953    244,942    293,930    305,418
      550,000    161,965    215,953    269,942    323,930    336,668
      600,000    176,965    235,953    294,942    353,930    367,918
      650,000    191,965    255,953    319,942    383,930    399,168
      700,000    206,965    275,953    344,942    413,930    430,418
      750,000    221,965    295,953    369,942    443,930    461,668
      800,000    236,965    315,953    394,942    473,930    492,918

    For all the Named Executive Officers for 1997, the compensation shown in the column labeled "Salary" of the Summary Compensation Table is covered by the Retirement Plan and/or a SERP. As of December 31, 1997, Messrs. Timmerman, Skolds, Gibbes and Marsh had credited service under the Retirement Plan (or its equivalent under the SERP) of 19, 11, 16 and 13 years, respectively, while Mrs. Novinger had credited service of 27 years. Mr. Gressette currently is receiving a monthly benefit of $28,380 under the Retirement Plan and a SERP. Benefits are computed based on a straight-life annuity with an unreduced 60% surviving spouse benefit. The amounts in the above table assume continuation of the primary Social Security benefits in effect at January 1, 1998, and are not subject to any deduction for Social Security or other offset amounts.

    The Company also has a Key Employee Retention Plan (the "Key Employee Retention Plan") covering officers and certain other executive employees that provides supplemental retirement and/or death benefits for participants. Under the plan, each participant may elect to receive either (i) a monthly retirement benefit for 180 months upon retirement at or after age 65, equal to 25% of the average monthly salary of the participant over his final 36 months of employment prior to age 65, or (ii) an optional death benefit payable monthly to a participant's designated beneficiary for 180 months, in an amount equal to 35% of the average monthly salary of the participant over his final 36 months of employment prior to age 65. In the event of the participant's death prior to age 65, the Company will pay to the participant's designated beneficiary for 180 months, a monthly benefit equal to 50% of such participant's base monthly salary in effect at death.

    All the Named Executive Officers are participating in the plan. Mr. Gressette is receiving an annual benefit of $113,854 under the Key Employee Retention Plan. The estimated annual retirement benefits payable at age 65, based on projected eligible compensation (assuming increases of 4% per year) to the other Named Executive Officers are as follows: Mr. Timmerman--$170,199; Mr. Skolds--$135,858; Mr. Gibbes--$108,125; Mrs. Novinger --$100,453; and Mr.
Marsh--$119,695.

Termination, Severance and Change in Control Arrangements
--------------------------------------------------------------------------------

    Since its approval by the Board on December 18, 1996, the Company has maintained an Executive Benefit Plan Trust (the "Trust"). The purpose of the Trust and the related plans is to help retain and attract quality leadership in key Company positions in the current transitional environment of the electric utility industry. The Trust is used to receive Company contributions which may be used to pay the deferred compensation benefits of certain directors, executives and other key employees of the Company in the event of a Change in Control (as defined in the Trust). All the Named Executive Officers participate in certain of the plans listed below (the "Plans") which are covered by the Trust.

    (1) SCANA Corporation Voluntary Deferral Plan

    (2) SCANA Corporation Supplementary Voluntary
        Deferral Plan

    (3) SCANA Corporation Key Employee Retention
        Plan

    (4) SCANA Corporation Supplemental Executive
Retirement Plan

    (5) SCANA Corporation Performance Share Plan

    (6) SCANA Corporation Annual Incentive Plan

    (7) SCANA Corporation Key Executive Severance
        Benefits Plan

    (8) SCANA Corporation Supplementary Key
Executive Severance Benefits Plan

    The Trust and the Plans provide flexibility to the Company in responding to a Potential Change in Control (as defined in the Trust) depending upon whether the Change in Control would be viewed as being "hostile" or "friendly". This flexibility includes the ability to deposit and withdraw Company contributions up to the point of a Change in Control, and to affect the number of plan participants who may be eligible for benefit distributions upon, or following, a Change in Control. The Plans listed above at items (7) and (8) cover all the Named Executive Officers except Mr. Gressette.

    The Key Executive Severance Benefits Plan is operative as a "single trigger" plan, meaning that upon the occurrence of a "hostile" Change in Control, benefits provided under Plans (1) through (6) above would be distributed in a lump sum. Under the terms of the Trust, in the event of a Change in Control that would trigger operation of the Key Executive Severance Benefits Plan, Mr. Gressette would receive immediate payout of all benefits under any of the Plans in which he is then participating.

    In contrast, the Supplementary Key Executive Severance Benefits Plan (the "Supplementary Plan") is operative for a period of twenty-four months following a Change in Control which prior to its occurrence is viewed as being "friendly". In this circumstance, the Key Executive Severance Benefits Plan is inoperative. The Supplementary Plan is a "double trigger" plan that would pay benefits in lieu of those otherwise provided under plans (1) through (6) in either of two circumstances: (a) the participant's involuntary termination of employment without "Just Cause", or (b) the participant's voluntary termination of employment for "Good Reason" (as these terms are defined in the Supplementary
Plan).

    Benefit distributions relative to a Change in Control, as to which either the Key Executive Severance Benefits Plan or the Supplementary Plan is operative, will be grossed up to include estimated federal, state and local income taxes and any applicable excise taxes owed by Plan participants on those benefits, and paid in a lump sum. The benefit distributions would also be calculated so as to include, in addition to other benefits:

    (a) Three times the sum of: (1) the officer's annual base salary in effect as of the Change in Control and (2) the larger of (i) the officer's full targeted annual incentive opportunity in effect as of the Change in Control under the Annual Incentive Plan or (ii) the officer's average of actual annual incentive bonuses received during the prior three years under the Annual Incentive Plan; and

    (b) an amount equal to the projected cost for coverage for three full years following the Change in Control as though the officer had continued to be a Company employee with respect to medical coverage, long-term disability coverage and either Life Plus (a special life insurance program combining whole life and term coverages) or group term life coverage in accordance with the officer's actual election, in each case so as to provide substantially the same level of coverage and benefits as the officer enjoyed as of the date of the Change in Control.

    Benefit distributions pertaining to the Voluntary Deferral Plan would be calculated as of the date of the Change in Control inclusive of interest provided under the plan through such date, and benefits pertaining to the Supplementary Voluntary Deferral Plan would be calculated to include any implied dividends accruable under the plan through the date of the Change in Control.

    Benefit distributions pertaining to the Key Employee Retention Plan would be calculated inclusive of projected increases to each participant's base salary using a fixed, market competitive rate as though the participant had reached the earlier of age 65 or completed 35 years of service.

    Benefit distributions pertaining to the Supplemental Executive Retirement Plan would be calculated as an actuarial equivalent through the date of the Change in Control with three additional years of compensation at the participant's rate then in effect as though the participant had attained age 65 and completed 35 years of benefit service as of the date of the Change in Control and without any early retirement or other actuarial reductions, which benefit would then be reduced by the actuarial equivalent of the participant's qualified plan benefit amount under the Retirement Plan.

    Benefit distributions pertaining to the Performance Share Plan would be equal to 100% of the target award as granted for all performance periods which are not yet completed as of the date of the Change in Control. Benefit distributions pertaining to the Annual Incentive Plan would be equal to 100% of the target award.

--------------------------------------------------------------------------------

REPORT ON EXECUTIVE COMPENSATION
--------------------------------------------------------------------------------

    SCANA's executive compensation program is designed to support the Company's overall objective of creating shareholder value. This is accomplished through the following:

    - Hiring and retaining the high calibre of executive talent needed to manage the Company today and to position it for the future.

    - Having a pay-for-performance philosophy that links rewards to both overall corporate and specific business unit results.

    - Placing a substantial portion of pay for senior executives "at-risk", and aligning the interests of the executives with the long-term interests of the shareholders through the Performance Share Plan.

    - Balancing the elements of the compensation program to reflect the Company's financial, customer-oriented and strategic goals.

    We believe the program plays a vital role in keeping our executives focused on enhancing shareholder value.

    A description of the components of the Company's executive compensation program follows. Following that is a discussion of the compensation paid or accrued in 1997, to the Company's Chief Executive Officer.

ELEMENTS OF THE PROGRAM

    Executive compensation consists primarily of three key components: base salary, short-term incentive compensation ("Annual Incentive Plan") and long-term incentive compensation ("Performance Share Plan").

    Compensation levels for these components are established annually based on a comparison to the "market" which consists of utilities of various sizes in varying geographic locations (both in adjacent states as well as throughout the United States) and smaller telecommunications companies. Results are adjusted through regression analysis to account for differences in company size. Approximately 65% of the "market" companies are included in the Performance Share Plan Peer Group ("PSP Peer Group") shown in the Performance Graph on page
20. The Company believes that its most direct competitors for executive talent are not necessarily all the companies included in the PSP Peer Group.

    For 1997, compensation levels for all components of executive compensation were slightly below the market median. At the end of 1996, the Company adopted a philosophy of moving targets to competitive levels (market median) over the next several years. The Company believes this is necessary with the increasingly competitive nature of the utility industry in order to attract and retain a highly competent executive team.

    The following paragraphs describe in more detail each element of the Company's compensation program for executive officers. In determining each component of compensation, all elements of the compensation package, including severance plans, insurance and other benefits, are considered.

BASE SALARIES

    Executive salaries are reviewed annually by the Performance Committee. Adjustments may be made on the basis of subjective assessment of individual performance, relative levels of responsibility, prior experience, breadth of knowledge and changes in market pay practices. For 1997, base salaries for officers were moderately below the median of the "market" group described above.

ANNUAL INCENTIVE PLANS

    The Company has Annual Incentive Plans for officers of SCANA and its subsidiaries. The plans promote the Company's pay-for-performance philosophy, as well as its goal of having a meaningful amount of executive pay "at-risk". Through these plans, financial incentives are provided in the form of annual cash bonuses.

    Executives eligible for these plans are assigned threshold, target and maximum bonus levels as a percentage of salary level. Bonuses earned are based on the level to which preestablished goals are achieved. Award payouts may increase to a maximum of 1.5 times target if performance exceeds the goals established. Award payouts may decrease, generally to a minimum of one-half the target-level awards, if performance is below targeted goals. Awards earned based on the achievement of preestablished goals may nonetheless be decreased to zero, if the Performance Committee in its discretion, determines that actual results do not warrant the levels of payouts otherwise earned.

    The various Annual Incentive Plans in which officers of SCANA and its subsidiaries participate place their major emphasis on achieving profitability targets, with the remaining emphasis focused upon meeting annual business objectives relating to such matters as efficiency, quality of service, customer satisfaction and progress toward the Company's strategic objectives for SCANA and its various business units. These plans also allow for an adjustment of an award based upon a subjective evaluation of individual performance. Each award may be increased or decreased by no more than 20% based on this evaluation, but in no case may an award exceed the maximum payout of 1.5 times target.

    For 1997, the specific measures in each plan for the officers included in the Summary Compensation Table on page 12 are described below. The relationship of performance to payouts for the officers in each plan also is discussed.

    - 1997 awards for officers of SCANA were based on two performance categories. Seventy-five percent of the total 1997 target award was based on SCANA earnings per share ("EPS") goals, a numerically measurable target. An additional 25% was tied to the achievement of the annual business objectives established in the Company's Strategic Plan. For 1997, SCANA's EPS results and achievement of annual business objectives were above the goals established which resulted in the achievement of 111% of target. After the adjustment for individual performance by the corporate officers, payouts ranged from 113% to 130% of the target award.

    - 1997 awards for officers of South Carolina Electric & Gas Company ("SCE&G") were based on two performance categories: SCANA and SCE&G EPS and achievement of annual business objectives (activities that focus on improvements in various areas including existing operating procedures, quality of service and product and human resources matters). The weighting of the individual components for 1997 was EPS 75% and annual business objectives 25%. For 1997, and after the adjustment for individual performance, payouts ranged from 75% to 122% of the target award.

    - 1997 awards for officers of South Carolina Pipeline Corporation ("SCPC") were based 75% on EPS and 25% on achievement of annual business objectives related to operating and maintenance cost reduction. For 1997, and after the adjustment for individual performance, payouts ranged from 129% to 149% of the target award.

LONG-TERM PERFORMANCE SHARE PLAN

    The Performance Share Plan for officers of SCANA and its subsidiaries measures the Company's Total Shareholder Return ("TSR") relative to a group of peer companies over a three-year period. The PSP Peer Group includes 92 electric and gas utilities, none of which have annual revenues of less than $100 million.

    TSR is stock price increase over the three-year period, plus cash dividends paid during the period, divided by stock price as of the beginning of the period. Comparing the Company's TSR to the TSR of a large group of other utilities reflects the Company's recognition that investors could have invested their funds in other utility companies and measures how well SCANA did when compared to others operating in similar interest, tax, economic and regulatory environments.

    Executives selected to participate in the Performance Share Plan are assigned target award opportunities at the beginning of each three-year period based primarily on their salary level. In determining award sizes, levels of responsibilities and competitive practices also are considered. Awards under this plan represent a significant portion of executives' "at-risk" compensation. To provide additional incentive for executives, and to ensure that executives are only rewarded when shareholders gain, actual payouts may exceed the median of the "market" only when performance is above the 50th percentile of the peer group. For lesser performance, awards will be at or below the "market" median.

    Payouts occur when the Company's TSR is in the top two-thirds of the PSP Peer Group, and vary based on SCANA's ranking against the peer group. Executives earn threshold payouts of 0.4 times target at the 33rd percentile of three-year performance. Target payouts will be made at the 50th percentile of three-year performance. Maximum payouts will be made at 1.5 times target when SCANA's TSR is at or above the 75th percentile of the peer group. No payouts will be earned if performance is at less than the 33rd percentile. Awards are denominated in shares of SCANA Common Stock and may be paid in stock or cash or a combination of stock and cash.

    For the three-year period from 1995 through 1997, SCANA's TSR was at the 46th percentile of the PSP Peer Group. This resulted in payouts at 85% of target shares awarded to be paid in a combination of stock and cash. The Board of Directors approved these payouts.

CONCLUSION

    The combination of base salary, the Annual Incentive Plans and the Performance Share Plan provides an opportunity to bring an officer's compensation in total to the median market level. These three elements of executive compensation are intended to provide increased motivation for executives to contribute to the Company's overall future success, thus enhancing the value of the Company for the shareholders' benefit, as well as to attract and retain highly qualified executives.

POLICY WITH RESPECT TO THE $1 MILLION DEDUCTION LIMIT

    Section 162(m) of the Internal Revenue Code ("Section 162(m)") establishes a limit on the deductibility of annual compensation for certain executive officers that exceeds $1,000,000. It is the general intention of the Company to meet the requirements for deductibility under Section 162(m); however, the Company reserves the right, where merited by changing business conditions or an executive's individual performance, to authorize compensation payments which may not be fully deductible by the Company. The Board of Directors will continue to re-examine this policy on an ongoing basis.

COMPENSATION OF CHIEF EXECUTIVE OFFICER IN 1997

    In 1997, the compensation of the Company's Chief Executive Officer, Mr. Timmerman, consisted of the following:

    -
      Base salary of $425,006 which was derived by reference to executive pay for the "market" group described above. This amount approximates the median base salary for the market. Mr. Timmerman's salary increase of $65,369 from 1996 to 1997 was based on his increased responsibilities as he became Chairman and Chief Executive Officer on March 1, 1997, external pay practices and the Performance Committee's subjective assessment of his overall performance during the preceding year. Because this determination was subjective, no one factor was assigned a particular weighting by the Performance Committee.

    -
      For the year 1997, Mr. Timmerman's Annual Incentive Plan target award was 50% of the salary level for his position. Mr. Timmerman's 1997 award was based on three factors: SCANA's EPS, achievement of strategic plan objectives and the Performance Committee's subjective assessment of his individual performance. Performance in these factors resulted in Mr. Timmerman's receiving a payout of 130% of target.

    -
      In 1997, Mr. Timmerman's Performance Share Plan target award for the period 1997 through 1999 was set at 60% of the salary level for his position. This resulted in a target award of 11,030 performance shares. The amount of the target award was determined by the Long-Term Compensation Committee based on Mr. Timmerman's salary and level of responsibility and competitive practices. As discussed above, SCANA's TSR results relative to the PSP Peer Group for the 1995-1997 performance period were at the 46th percentile ranking, resulting in an award payout of 2,740 shares, 85% of target (3,220 performance shares granted to him in 1995, as adjusted for the May 1995 two for one stock split). The award was approved by the Board of Directors and paid in shares of Common Stock except to the extent of withholdings.

THE MANAGEMENT DEVELOPMENT AND       THE LONG-TERM
CORPORATE PERFORMANCE COMMITTEE      COMPENSATION COMMITTEE      BOARD OF DIRECTORS
 H. M. Chapman, Chairman             H. M. Chapman, Chairman     H. M. Chapman
 B. L. Amick                         B. L. Amick                 B. L. Amick
 W. B. Bookhart, Jr.                 J. A. Bennett               J. A. Bennett
 W. T. Cassels, Jr.                  W. B. Bookhart, Jr.         W. B. Bookhart,
                                                                 Jr.
 J. B. Rhodes                        W. T. Cassels, Jr.          W. T. Cassels, Jr.
 M. K. Sloan                         E. T. Freeman               E. T. Freeman
*W. B. Timmerman                     L. M. Gressette, Jr.        L. M. Gressette,
                                                                 Jr.
                                     F. C. McMaster              W. Hayne Hipp
                                     L. M. Miller                F. C. McMaster
                                     J. B. Rhodes                L. M. Miller
                                     M. K. Sloan                 J. B. Rhodes
                                                                 M. K. Sloan
                                                                 W. B. Timmerman

* As noted on page 10, Mr. Timmerman is a non-voting member of the Performance Committee and he did not participate in any of its decisions concerning executive compensation.

Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate by reference future filings, including this Proxy Statement, in whole or in part, the foregoing report and the Performance Graph on page 20 shall not be incorporated by reference into any such filings.

--------------------------------------------------------------------------------

PERFORMANCE GRAPH
--------------------------------------------------------------------------------

    The following line graph compares the cumulative total shareholder return of the Company assuming reinvestment of dividends with that of the PSP Peer Group, the S&P Utilities and the S&P 500. The PSP Peer Group was chosen for comparison since the Company's TSR is measured against this group to determine awards which are paid under the Performance Share Plan. This group consists of 92 utilities which are either electric, gas or a combination of both. The Peer Group was adjusted from last year to reflect the following name changes: Duke Power Company is now Duke Energy Company, Oklahoma Gas & Electric is now OGE Energy Corporation, Pacific Gas & Electric is now PG&E Corporation and Puget Sound Power & Light is now Puget Sound Energy, Inc. In addition, Portland General Corporation merged with Enron Corporation to form Enron Oregon Corporation and is no longer included in the group and Southwestern Public Service Company merged into Public Service Company of Colorado to form New Century Energies, Inc. The PSP Peer Group index was prepared by Hewitt Associates, a compensation and benefits consulting company, and was approved by the Performance Committee. The index consists of the following companies:

Allegheny Power System, Inc.
American Electric Power Co., Inc.
Atlantic Energy, Inc.
Baltimore Gas & Electric Co.
Bangor Hydro-Electric Co.
Black Hills Corporation
Boston Edison Co.
Carolina Power & Light Company
Central Hudson Gas & Electric Corp.
Central Louisiana Electric Co., Inc.
Central Maine Power Co.
Central Vermont Public Service Corp.
Central & South West Corporation
Cilcorp, Inc.
CINergy Corp.
CIPSCO, Inc.
Citizens Utilities
CMS Energy Corp.
Commonwealth Energy System
Consolidated Edison Co. of NY, Inc.
Delmarva Power & Light Co.
Dominion Resources, Inc.
DPL, Inc.
DQE, Inc.
DTE Energy Co.
Duke Energy Company
Eastern Utilities Associates
Edison International
El Paso Electric Co.
Empire District Electric Co.
Enova Corp.
Entergy Corp.
First Energy Corp.
Florida Progress Corporation
FPL Group, Inc.
General Public Utilities, Inc.
Green Mountain Power Corp.
Hawaiian Electric Industries, Inc.
Houston Industries, Inc.
Idaho Power Co.
IES Industries, Inc.
Illinova Corp.
Interstate Power Co.
IPALCO Enterprises, Inc.
Kansas City Power & Light Co.
KU Energy Corporation
LG&E Energy Corporation
Long Island Lighting Company
Madison Gas & Electric Company
MidAmerican Energy Holdings
Minnesota Power & Light Company
Montana Power Co.
Nevada Power Co.
New Century Energies, Inc.
New England Electric System
New York State Electric & Gas Corp.
Niagara Mohawk Power Corp.
NIPSCO Industries, Inc.
Northeast Utilities
Northern States Power Co.
Northwestern Public Service Co.
OGE Energy Corporation
Orange & Rockland Utilities, Inc.
Otter Tail Power Co.
Pacificorp
PECO Energy Corp.
PG&E Corporation
Pinnacle West Capital Corp.
Potomac Electric Power Co.
PP&L Resources, Inc.
Public Service Co. of New Mexico
Public Service Enterprise Group, Inc.
Puget Sound Energy, Inc.
Rochester Gas & Electric Co.
Sierra Pacific Resources
SIGCORP, Inc.
Southern Company
TECO Energy, Inc.
Texas Utilities Co.
TNP Enterprises, Inc.
Tucson Electric Power Co.
Unicom Corp.
Union Electric Co.
United Illuminating Co.
UNITIL Corp.
Utilicorp United, Inc.
Washington Water Power Co.
Western Resources, Inc.
Wisconsin Energy Corp.
WPL Holdings, Inc.
WPS Resources Corp.

--------------------------------------------------------------------------------

                               SCANA CORPORATION
                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
             SCANA CORPORATION, PERFORMANCE SHARE PLAN PEER GROUP,
                           S&P UTILITIES AND S&P 500

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

             SCANA    S&P 500 UTILITIES    S&P 500     PEER GROUP
1/1/93          $100                $100        $100          $100
1/1/94          $130                $114        $110          $111
1/1/95          $117                $105        $112           $98
1/1/96          $169                $149        $153          $128
1/1/97          $167                $154        $188          $129
1/1/98          $198                $192        $251          $164

------------------------
Assumes $100 invested on January 1, 1993, in SCANA Corporation Common Stock, PSP Peer Group and S&P Indexes.

*Total return assumes reinvestment of dividends.

--------------------------------------------------------------------------------

PROPOSAL 3 -- APPROVAL OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS
--------------------------------------------------------------------------------

    Action is to be taken at the Annual Meeting with respect to the recommendation of the Company's Board of Directors that Deloitte & Touche LLP be appointed as independent public accountants to audit the books of the Company for the year ending December 31, 1998. Deloitte & Touche LLP has been regularly employed by the Company for many years to examine its books and accounts and for other purposes, for which services their customary fees have been paid.

    Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting and will have an opportunity to make such statements as they may desire. Such representatives are expected to be available to respond to appropriate questions from shareholders.

    The accompanying proxy, unless you specify otherwise thereon, will be voted for the appointment of Deloitte & Touche LLP as independent public accountants. The appointment of the accountants will be approved if a majority of the shares represented at the meeting vote in favor of the appointment. Abstentions will be counted in determining the presence of a quorum. Consequently, in determining whether the appointment of the independent public accountants is approved, an abstention will have the same effect as a negative vote.

--------------------------------------------------------------------------------

PROPOSAL 4 -- APPROVAL OF THE AMENDED AND RESTATED PERFORMANCE SHARE PLAN
--------------------------------------------------------------------------------

GENERAL

    The Board of Directors is presenting for shareholder approval the SCANA Corporation Performance Share Plan, as amended and restated effective January 1, 1998 (the "Amended Plan"). The Performance Share Plan now in effect (the "Current Plan") was approved by the shareholders at the 1992 Annual Meeting and subsequently amended by the Board of Directors on February 16, 1993 and December 18, 1996.

    The Board of Directors believes it is important to link executive compensation with achievement of the Company's long-term goal of increasing shareholder value. Both the Current Plan and the Amended Plan are designed to accomplish this by rewarding executives based on the performance of the Common Stock relative to a peer group of companies. The Board of Directors believes the plans foster attitudes of entrepreneurship and ownership in the minds of its executives. Payouts under both the Current Plan and the Amended Plan may be made in cash or shares of Common Stock or a combination of cash and shares of Common Stock.

    The principal reasons for amending and restating the Current Plan are (i) to provide generally greater flexibility in connection with the making of awards under the plan and (ii) to enable the Company to make awards that will qualify as "performance-based compensation" under Section 162(m) of the Code ("Section 162(m)") which limits the deductibility of non-performance based compensation paid to the chief executive officer and the other four most highly compensated executive officers of a public company to $1,000,000 in any fiscal year. Although Section 162(m) had no impact on the Company in 1997 and is currently expected to have no impact on the Company during 1998, it may impact the Company in future years. Therefore, the Board of Directors thought it in the best interests of the Company to take steps to amend the Current Plan to take into consideration Section 162(m). Under the Amended Plan, the committee which administers the plan will have the flexibility to make awards that either qualify or do not qualify as "performance-based compensation."

    Both the Amended Plan and the Current Plan provide executives with compensation based on the Company's shareholder return performance over a three-year period (a "Performance Period"). The Current Plan permits up to 10 Performance Periods to be established, one beginning on January 1 of each year 1990 through 1999. The Amended Plan permits up to five performance periods to be established, one beginning on January 1 of each year 1998 through 2002.

    The Current Plan is administered by the Long-Term Compensation Committee, a committee made up of non-employee directors, each of whom qualified as a "disinterested director" under former Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended. The Amended Plan will be administered by a committee (the "Performance Share Plan Committee") made up of individuals each of whom is a "non-employee director" within the meaning of current Rule 16b-3 and an "outside director" within the meaning of Section 1.162-27(e)(3) of the Treasury Regulations promulgated with respect to Section 162(m).

    Eligibility to participate in the Current Plan is restricted to certain key employees of the Company and its subsidiaries whose salary is within grades E-3 through E-11. Under the Amended Plan, participation would be open to officer executives in salary grades E-1 through E-12 and non-officer executives with equivalent salaries. Currently, 36 individuals qualify for participation in the Current Plan and 64 would qualify for participation in the Amended Plan. Under both plans, eligible employees other than the Chief Executive Officer must be nominated for participation by the Chief Executive Officer and selected by the committee which administers the plan (the "committee") which also may include the Chief Executive Officer for participation. Under both plans, participation is determined at the beginning of each Performance Period and no employee is automatically entitled to be nominated by the Chief Executive Officer or selected by the committee for participation.

    Under both plans, employees selected for participation are granted target dollar awards for each Performance Period. Under the Current Plan, the Long-Term Compensation Subcommittee ("Subcommittee") of the Performance Committee recommends to the Long-Term Compensation Committee the target dollar awards schedule for each Performance Period expressed as a percentage of salary control points for each respective pay grade, which the Long-Term Compensation Committee accepts or changes at its discretion during the first five months of each new Performance Period. The Subcommittee may recommend, and the Long-Term Compensation Committee may at its discretion accept, a different target dollar awards schedule for each Performance Period. Each target dollar award is then converted into a number of target shares by dividing the amount of the target dollar award by the closing price of the Common Stock on the last trading day of the year preceding the year in which the Performance Period begins. Under the Amended Plan, target dollar awards will be made by the Performance Share Plan Committee and there is no mandatory date before which awards must be made except that, with respect to awards intended to qualify as "performance-based compensation" under Section 162(m), such awards must be made within 90 days after the commencement of the Performance Period. Under both plans, at the end of each Performance Period, dividends will be treated as having been paid on the target shares earned as though actual shares had been outstanding throughout the period.

    Under both plans, the amount of the payout at the end of each Performance Period will be determined by the degree to which the Company has performed relative to a peer group of utilities over the Performance Period. Under the Current Plan, the Long-Term Compensation Committee determines the composition and number of utilities in the peer group during the first five months of each new Performance Period; however, the peer group may be revised subsequently in order to preserve consistency when circumstances warrant. Under the Amended Plan, each member of the peer group must have annual revenues in excess of $100 million and the Performance Share Plan Committee may change the composition of the peer group from Performance Period to Performance Period. In addition, the Performance Share Plan Committee may add to or modify the peer group in order to maintain a group that is objectively comparable to the Company. For the Performance Period beginning on January 1, 1997, the peer group is comprised of 92 electric and gas utilities. Both plans provide that if the Company's shareholder return performance equals or exceeds the shareholder return performance of 75% of the utilities in the peer group, the payout will be determined by multiplying target shares by 150%. If the Company's shareholder return performance is equal to or exceeds that of 50% but less than 75% of the utilities in the peer group, the payout will be determined by multiplying the target shares by a percentage between 100% and 148% depending upon the actual percentage of peer group companies whose shareholder return performance is exceeded. If the Company's shareholder return performance equals or exceeds that of 33% but less than 50% of the utilities in the peer group, the payout amount will be determined by multiplying the target shares by a percentage between 40% and 95% depending upon the actual percentage of peer group companies whose shareholder return performance is exceeded. If the Company's shareholder return performance does not equal that of at least 33% of the utilities in the peer group, there will be no payout. Notwithstanding the foregoing, under both plans, the committee may increase or decrease the payout percentage to be made for particular levels of performance. Under the Current Plan, such changes must be made before June 1 of the first calendar year of the Performance Period. Under the Amended Plan, there is no particular date before which the payout percentages must be set; however, if an award is to qualify as "performance-based compensation," the payout percentages for the award must be determined in the first 90 days of the Performance Period. Under both plans, the committee has the discretion to review all amounts determined under the formula applicable to the particular Performance Period and adjust the final payout amount for participants to reflect such factors as significant acquisitions or divestitures by the Company or peer group companies. Such adjustments, if they were to result in an increased payout, would cause the award to fail to qualify as "performance-based compensation."

    Under both plans, payment of awards, including dividends deemed earned, may be made in cash, shares of Common Stock or a combination of cash and shares of Common Stock in the discretion of the committee and are made in the year following the year in which the Performance Period ends. The Amended Plan clarifies how payout amounts are determined as follows: (i) if dividends deemed earned are paid in shares of Common Stock, the number of shares issued will be determined by dividing the dividends deemed earned by the closing price of a share of Common Stock on the last trading day of the Performance Period and (ii) if shares earned are paid in cash, the amount to be paid will be determined by multiplying the number of shares earned by the closing price of a share of Common Stock on the last trading day of the Performance Period. Under both plans, the maximum number of shares of Common Stock which may be issued under the plan is 921,544 except that in the event of an increase or decrease in the number of shares of Common Stock outstanding resulting from a subdivision or consolidation of shares or other increase or decrease in such shares without the receipt of consideration by the Company, the number of target shares awarded and the number of shares of Common Stock which may be issued under the plan shall be adjusted accordingly. Except for distributions on a Change in Control, as described in "Executive Compensation--Termination, Severance and Change in Control Arrangements." The Amended Plan provides that the maximum annual award distributed to any participant under the plan shall not exceed an amount having a value equal to 25,000 shares of Common Stock on the date of distribution.

    Under the Current Plan, in the event of the death, disability or retirement of a participant prior to the end of a Performance Period, the participant or his beneficiary, will be eligible for a pro rata portion of the target award based on (i) the Company's shareholder return performance through the end of the year in which such event occurs and (ii) the amount of time during the Performance Period in which the participant was employed by the Company. Under the Amended Plan, a participant will be eligible for a pro rata award upon death, disability or retirement; however, the amount of the award will be based on the Company's performance over the entire Performance Period. Under both plans, if a participant terminates his employment with the Company prior to the end of a Performance Period for any other reason, the individual's target award will be canceled unless the committee in the exercise of its discretion determines that a performance payout should be made to the participant under the circumstances. In no event would the amount of such award exceed the amount to which the participant would have been entitled in the event of his death, disability or retirement. Under both plans, awards under all outstanding cycles will become immediately payable in the event of a Change in Control of the Company as to which the Key Employee Severance Benefit Plan is subject. The amount of the payment would be equal to the dollar amount of the original target award together with an amount sufficient so that the amount retained by the participant after deduction of any excise tax and income tax shall be equal to the original target award.

    Both plans provide that neither the target shares nor the benefits under the plan may be transferred or assigned by a plan participant or his beneficiary.

    The Board of Directors has the power to amend or terminate both plans at any time. However, no such amendment may increase the total number of shares of Common Stock which may be issued under the plan or with respect to the Amended Plan, the maximum amount of any annual distribution to a single participant without the approval of the shareholders.

    The following number of target shares have been awarded to the following persons and groups for the 1997-1999 Performance Period under the Current Plan:
W. B. Timmerman--11,030; J. L. Skolds--5,560; A. H. Gibbes--4,300; C. B.
Novinger--3,010; K. B. Marsh--3,010; L. M. Gressette, Jr.--282; all current executive officers as a group (6 individuals)--29,340; and all other participants as a group (31 individuals)--49,820 shares.

    The foregoing is a summary of the material terms of the Current Plan and the Amended Plan and is qualified in its entirety by reference to the plans themselves, copies of which may be obtained by writing to the Corporate Secretary, SCANA Corporation, 1426 Main Street, Columbia, South Carolina 29201.

TAX CONSIDERATIONS

    The following discussion of the federal income tax consequences of the plans is based on the Internal Revenue Code including the regulations promulgated thereunder, and the judicial and administrative interpretations thereof as they exist on the date hereof. There can be no assurance that the legal authorities upon which this discussion is based will not be modified, revoked, supplemented, amended, revised, reversed or overruled. Any change in such legal authorities could alter the analysis set forth below. The federal income tax discussion below is intended for general information only. No information is provided regarding any state, local or foreign tax consequences of the plans.

    With respect to a target dollar award or a target share, a participant does not recognize income for federal income tax purposes at the time a target dollar award or target share is granted. After the completion of a Performance Period (or after a Change in Control), the Company will make payments for award values (earned shares plus related dividends) in (1) cash, (2) shares of Common Stock or (3) in a combination of cash and shares of Common Stock. The participant will recognize ordinary income in the year of the payment equal to the amount of cash received and/or the value of Common Stock received (as of the payment date).

    Generally, in the year in which a participant recognizes the payment as ordinary income, the Company is entitled to an income tax deduction (subject to the provisions of Section 162(m) discussed below) in the amount of income recognized by the participant. The Company and the participant will be subject to applicable withholding and employment taxes with respect to amounts recognized.

    Under Section 162(m), the amount of compensation paid to the chief executive officer and the other four most highly paid executive officers of the Company in the year for which the deduction is claimed by the Company (including its subsidiaries) is limited to $1,000,000 per person, except that compensation which is performance-based will be excluded for purposes of calculating the amount of compensation subject to this $1,000,000 limitation. The ability of the Company to claim a deduction for compensation paid to any other executive officer or employee of the Company is not affected by this provision. The Amended Plan provides that the Performance Share Plan Committee may award grants which either qualify as performance-based compensation or which do not qualify as performance-based compensation. Awards under the Current Plan and awards under the Amended Plan which do not qualify as performance-based compensation, will be subject to the limitations on deductibility contained in Section 162(m).

    Upon the sale or exchange of Common Stock acquired pursuant to the payment of awards under the plans, a participant will recognize a capital gain or loss equal to the difference between the amount received for the sale or exchange of the Common Stock and the participant's basis in the Common Stock (generally the amount of ordinary income recognized by the participant upon receipt of the Common Stock). Generally, the applicable tax rate on such gain or loss will depend on the date of acquisition and the holding period with respect to the stock subject to the disposition and the tax rate applicable to other taxable income of the participant in the year of the disposition of the Common Stock.

RECOMMENDATION OF THE BOARD

    The Board of Directors recommends a vote FOR approval of the Amended Plan and the accompanying proxy will be so voted unless you specify to the contrary thereon. The Amended Plan will be approved if the holders of a majority of the shares present, or represented, and entitled to vote at the 1998 Annual Meeting of Shareholders approve the plan. If the Amended Plan is approved, it will be effective for all target awards made after January 1, 1998 (none have been made as of the date hereof) and the Current Plan will remain in effect for all target awards made prior to January 1, 1998 except that all payouts of shares of Common Stock under the plan to participants subject to the reporting requirements of
Section 16 of the Securities Exchange Act of 1934, as amended, will be subject to the terms of the Amended Plan. If the Amended Plan is not approved, the Current Plan will continue in effect.

--------------------------------------------------------------------------------

OTHER INFORMATION
--------------------------------------------------------------------------------

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires executive officers and directors, and persons who beneficially own more than 10% of the Company's Common Stock, to file initial and periodic reports of ownership with the Securities and Exchange Commission and the New York Stock Exchange. Executive officers, directors and greater than 10% beneficial owners are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms and amendments they file.

    Based solely on a review of the copies of such forms and amendments furnished to the Company and written representations from the executive officers and directors, the Company believes that during 1997 all Section 16(a) filing requirements applicable to its executive officers, directors and greater than 10% beneficial owners were satisfied, except that one report covering one transaction was filed late by Cathy B. Novinger.

SHAREHOLDER PROPOSALS

    In order to be presented at the Company's 1999 Annual Meeting of Shareholders, a shareholder proposal must be received at the principal office of the Company, 1426 Main Street, Columbia, South Carolina 29201, by Tuesday, November 17, 1998.

EXPENSES OF SOLICITATION

    The cost of soliciting proxies relating to the Annual Meeting will be borne by the Company. Directors, officers and employees of the Company may solicit proxies from the larger shareholders, which solicitation may be made by telephone, telegram or personal interview. In addition, upon the request of brokers, dealers, banks and voting trustees and their nominees, who are holders of record of shares of Common Stock on the Record Date, the Company will pay their reasonable expenses for completing the mailing of copies of this Notice of Meeting and Proxy Statement and of the enclosed form of Proxy to the beneficial owners of such shares of Common Stock. The Company has retained Beacon Hill, 90 Broad Street, New York, NY 10004 , to assist in the solicitation of proxies from brokers, dealers, banks and voting trustees and their nominees, at a fee of $5,500, plus reasonable out-of-pocket expenses.

            SCANA CORPORATION
         /s/ Lynn M. Williams
            Lynn M. Williams
            Secretary
            MARCH 17, 1998

                                     [LOGO]

                                FORM OF PROXY
                              SCANA CORPORATION

             Proxy Solicited on Behalf of the Board of Directors

   The undersigned hereby appoints W. B. Timmerman and K. B. Marsh, or either of them, as proxies with full power of substitution, to vote all shares of Common Stock standing in the undersigned's name on the books of the Company, at the Annual Meeting of Shareholders on April 23, 1998, and at any adjournment thereof, as instructed on the reverse hereof and in their discretion upon all other matters which may properly be presented for consideration at said meeting.

1. To elect the nominees listed on the reverse as Class I Directors for the term specified.

2. To elect the nominees listed on the reverse as Class II Directors for the term specified.

3. To approve the appointment of Deloitte & Touche LLP as independent accountants for the Company.

4. To approve the Amended and Restated SCANA Performance Share Plan.

                             PLEASE MARK VOTES /X/
                  Voting Instructions for Proposals 1 and 2

To vote for all nominees, mark the "For" box. To withhold voting for all nominees, mark the "Withhold" box. To withhold voting for a particular nominee, mark the "For All Except" box and enter the names(s) of the exception(s) in the space provided; your shares will be voted for the remaining nominees.

THE DIRECTORS RECOMMEND A VOTE "FOR" THE ELECTION OF ALL NOMINEES AS DIRECTORS AND "FOR" PROPOSALS 3 AND 4.


1. Election of All Class I Nominees Listed Below--Term Expires 2000       For    Withhold    For All Except *
   James A. Bennett, Maceo K. Sloan, * Exceptions:                        / /      / /            / /

2. Election of All Class II Nominees Listed Below--Term Expires 2001      For    Withhold    For All Except *
   William B. Bookhart, Jr., Elaine T. Freeman, W. Hayne Hipp,            / /      / /            / /
   F. Creighton McMaster, John B. Rhodes
   * Exceptions:
                                                                          For    Against        Abstain
3. Approval of Appointment of Independent Accountants                     / /      / /            / /

4. Approval of the Amended and Restated SCANA Corporation                 For    Against        Abstain
   Performance Share Plan                                                 / /      / /            / /


Please sign, date and mail this card promptly in the postage prepaid return envelope provided. If stock is held in the name of joint holders, each should sign. If signing as a trustee, executor, etc., please so indicate.

                                 Date ___________________________________, 1998

                                 Sign here X __________________________________
                                 exactly as name(s) appears on this card.

                                           X __________________________________


IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF ALL NOMINEES AS DIRECTORS AND "FOR" PROPOSALS 3 AND 4 ABOVE.

                                  SCANA CORPORATION

                                PERFORMANCE SHARE PLAN

                               (As Amended and Restated
                              Effective January 1, 1998)

                                  SCANA CORPORATION

                                PERFORMANCE SHARE PLAN


                                  TABLE OF CONTENTS


                                                                                  Page
SECTION 1.  PURPOSE AND EFFECTIVE DATE . . . . . . . . . . . . . . . . . . . . . .  1
     1.1  Purpose of the Plan. . . . . . . . . . . . . . . . . . . . . . . . . . .  1
     1.2  Effective Date of the Plan . . . . . . . . . . . . . . . . . . . . . . .  1

SECTION 2.  DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
     2.1  Definitions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
     2.2  Gender and Number. . . . . . . . . . . . . . . . . . . . . . . . . . . .  4

SECTION 3.  ELIGIBILITY AND PARTICIPATION. . . . . . . . . . . . . . . . . . . . .  5
     3.1  Eligibility. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
     3.2  Participation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .5

SECTION 4.  HOW THE PLAN WORKS . . . . . . . . . . . . . . . . . . . . . . . . . .  6
     4.1  Overview . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
     4.2  Performance Periods and Cycles . . . . . . . . . . . . . . . . . . . . .  6
     4.3  Target Awards and Target Shares. . . . . . . . . . . . . . . . . . . . .  6
     4.4  Performance Criteria and Measurement . . . . . . . . . . . . . . . . . .  6
     4.5  New Performance Award Periods. . . . . . . . . . . . . . . . . . . . . .  7

SECTION 5.  AWARD DETERMINATION. . . . . . . . . . . . . . . . . . . . . . . . . .  8
     5.1  Preliminary Determination. . . . . . . . . . . . . . . . . . . . . . . .  8
     5.2  Final Determination. . . . . . . . . . . . . . . . . . . . . . . . . . .  8
     5.3  Dividends. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9

SECTION 6.  FORM AND TIMING OF PAYMENT . . . . . . . . . . . . . . . . . . . . . . 10
     6.1  Form and Timing of Payment . . . . . . . . . . . . . . . . . . . . . . . 10
     6.2  Committee Certification. . . . . . . . . . . . . . . . . . . . . . . . . 10
     6.3  Performance Award Tax Consequences . . . . . . . . . . . . . . . . . . . 10
     6.4  Number of Corporation's Shares that may be Distributed . . . . . . . . . 10
     6.5  Recapitalization . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10

SECTION 7.  TERMINATION OF EMPLOYMENT. . . . . . . . . . . . . . . . . . . . . . . 12
     7.1  General Rule . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
     7.2  Termination of Employment for Reasons Other Than Death, Disability or



          Retirement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12

SECTION 8.  BENEFICIARY DESIGNATION. . . . . . . . . . . . . . . . . . . . . . . . 13
     8.1  Designation of Beneficiary . . . . . . . . . . . . . . . . . . . . . . . 13
     8.2  Death of Beneficiary . . . . . . . . . . . . . . . . . . . . . . . . . . 13
     8.3  Ineffective Designation. . . . . . . . . . . . . . . . . . . . . . . . . 14

SECTION 9.  CHANGE IN CONTROL DISTRIBUTIONS. . . . . . . . . . . . . . . . . . . . 15
     9.1  Accelerated Distributions Upon Change in Control . . . . . . . . . . . . 15
     9.2  Tax Computation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
     9.3  No Subsequent Recalculation of Tax Liability . . . . . . . . . . . . . . 15

SECTION 10.  GENERAL PROVISIONS. . . . . . . . . . . . . . . . . . . . . . . . . . 16
     10.1 Employment/Participation Rights. . . . . . . . . . . . . . . . . . . . . 16
     10.2 Nonalienation of Benefits. . . . . . . . . . . . . . . . . . . . . . . . 16
     10.3 Transferability Restriction as to Target Shares. . . . . . . . . . . . . 16
     10.4 Regarding the Securities Act of 1933 . . . . . . . . . . . . . . . . . . 16
     10.5 Regarding Section 16 of the Securities Exchange Act of 1934. . . . . . . 17
     10.6 Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
     10.7 No Individual Liability. . . . . . . . . . . . . . . . . . . . . . . . . 17
     10.8 Applicable Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17

SECTION 11.  PLAN ADMINISTRATION, AMENDMENT AND TERMINATION. . . . . . . . . . . . 18
     11.1 In General . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
     11.2 Claims Procedure . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
     11.3 Finality of Determination. . . . . . . . . . . . . . . . . . . . . . . . 18
     11.4 Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
     11.5 Tax Withholding. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
     11.6 Incompetency . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
     11.7 Action by Corporation. . . . . . . . . . . . . . . . . . . . . . . . . . 19
     11.8 Notice of Address. . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
     11.9 Amendment and Termination. . . . . . . . . . . . . . . . . . . . . . . . 19

                                          ii

                                  SCANA CORPORATION

                                PERFORMANCE SHARE PLAN

                 (As Amended and Restated Effective January 1, 1998)


                        SECTION 1.  PURPOSE AND EFFECTIVE DATE


1.1 Purpose of the Plan. The SCANA Corporation Performance Share Plan ("Plan") is a long-term executive compensation incentive plan having as its purpose the rewarding of superior performance with a variable component of pay.
     The Plan provides as an element of executive compensation an award amount tied directly to corporate performance over three years. The Plan is intended to balance the short-term emphasis of the annual cash incentive portion of the Executive Incentive Plan with a longer-term perspective and to reinforce strategic goals by linking them to compensation.

     The Plan is an incentive program within the context of Department of Labor Regulation Section 2510.3-2(c), and as such is not an "employee pension benefit plan" or "pension plan" for purposes of the Employee Retirement Income Security Act of 1974, as amended, as the payouts hereunder are not systematically deferred to the termination of covered employment or beyond or to provide retirement income to executive employees.

     Under Section 162(m) of the Internal Revenue Code of 1986, as amended and the treasury regulations promulgated thereunder, the $1 million deduction limitation on compensation paid to covered employees by a publicly held corporation does not apply to qualified performance-based compensation. Under the Plan, the Committee (as hereinafter defined) may award qualified performance-based compensation (within the meaning of Treas. Reg. Section 1.162-27(e)) or the Committee may grant awards that do not qualify as qualified performance-based compensation.

1.2 Effective Date of the Plan. The effective date of the Plan is January 1, 1990, as adopted by the Board of Directors of SCANA Corporation ("Board") on April 25, 1990. The Plan was amended and restated by the Board on February 18, 1992, effective as of January 1, 1992; the Target Awards for the 1992 Cycle were made subject to the approval by SCANA Corporation shareholders of the Plan which was received on April 22, 1992. The Plan was amended on February 16, 1993 and December 18, 1996 and subject to receiving shareholder approval at the 1998 annual meeting was amended and restated in its entirety on February 17, 1998, to be effective for Target Awards granted after January 1, 1998. Target Awards granted prior to January 1, 1998 shall be governed by the terms of the Plan in effect prior to this amendment and restatement; except that any issuances of the common stock of the Corporation (as hereinafter defined) shall be subject to
     Section 10.5.

                               SECTION 2.  DEFINITIONS

2.1 Definitions. Whenever used herein, the following terms shall have the meanings set forth below, unless otherwise expressly provided herein or unless a different meaning is plainly required by the context, and when the defined meaning is intended, the term is capitalized:

     (a) "Beneficial Owner" shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

     (b) "Beneficiary" means any person or entity who, upon a Participant's death, is entitled to receive the Participant's benefits under the Plan in accordance with Section 8 hereof.

     (c)  "Board" means the Board of Directors of the Corporation.

     (d) "Change in Control" means a change in control of the Corporation of a nature that would be required to be reported in response to Item 6(e) of
     Schedule 14A of Regulation 14A promulgated under the Exchange Act, whether or not the Corporation is then subject to such reporting requirements; provided that, without limitation, such a Change in Control shall be deemed to have occurred if:

          (1) Any Person (as defined in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a "group" as such term is used in Section 13(d)) is or becomes the Beneficial Owner, directly or indirectly, of 25% or more of the combined voting power of the outstanding shares of capital stock of the Corporation;

          (2) During any period of two consecutive years (not including any period prior to December 18, 1996) there shall cease to be a majority of the Board comprised as follows: individuals who at the beginning of such period constitute the Board and any new director(s) whose election by the Board or nomination for election by the Corporation's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved;

          (3) The Securities and Exchange Commission (SEC) issues an order under Section 9(a)(2) of the Public Utility Holding Act of 1935 (the "1935 Act"), authorizing a third party to acquire 5% or more of the Corporation's voting shares of capital stock;

          (4) The shareholders of the Corporation approve a merger or consolidation of the Corporation with any other corporation, other than a merger or consolidation which would result in the voting shares of capital stock of the Corporation outstanding immediately prior thereto continuing to represent

          (either by remaining outstanding or by being converted into voting shares of capital stock of the surviving entity) at least 80% of the combined voting power of the voting shares of capital stock of the Corporation or such surviving entity outstanding immediately after such merger or consolidation; or the shareholders of the Corporation approve a plan of complete liquidation of the Corporation or an agreement for the sale or disposition by the Corporation of all or substantially all of the Corporation's assets; or

          (5) The shareholders of the Corporation approve a plan of complete liquidation, or sale or disposition of, South Carolina Electric & Gas Company ("SCE&G"), South Carolina Pipeline Corporation or any subsidiary of the Corporation designated by the Board as a "Material Subsidiary," but such event shall represent a Change in Control only with respect to a Participant who has been assigned exclusively to SCE&G, South Carolina Pipeline Corporation or the affected Material Subsidiary.

     (e)  "Code" means the Internal Revenue Code of 1986, as amended.

     (f) "Committee" means the committee established pursuant to Section 11.1 to administer the Plan.

     (g) "Corporation" means SCANA Corporation, a South Carolina corporation, or any successor thereto.

     (h) "Covered Participant" means a Participant who is a "covered employee" within the meaning of Section 1.162-27(c)(2) of the Treasury Regulations promulgated with respect to Section 162 of the Code.

     (i)  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     (j) "Participant" means an individual satisfying the eligibility requirements of Section 3.

     (k)  "Plan" means this Amended and Restated Performance Share Plan.

     (l)  Year" means the calendar year.

2.2 Gender and Number. Except when otherwise indicated by the context, any masculine terminology used herein also shall include the feminine and the feminine shall include the masculine, and the use of any term herein in the singular may also include the plural and the plural shall include the singular.

                      SECTION 3.  ELIGIBILITY AND PARTICIPATION

3.1 Eligibility. Eligibility in the Plan is restricted to (a) those executives of the Corporation and of subsidiaries of the Corporation who the Chief Executive Officer of the Corporation ("CEO") nominates for participation, and (b) the CEO. The underlying criteria for nomination is an executive within salary grades E-1 through E-12 (or, in the case of a nonofficer executive, a salary that is equivalent to the above enumerated grades), and determination in the discretion of the CEO that the selected executive serves in a role that is directly or indirectly (as per employment with a Corporation subsidiary) key to the Corporation's success.

3.2 Participation. Participation in the Plan is restricted to (a) those executives of the Corporation and of the subsidiaries of the Corporation who are eligible to participate in the Plan pursuant to Section 3.1 of the Plan, and (b) who are determined, in the discretion of the Committee, to serve in a role that is directly or indirectly (as per employment with a Corporation subsidiary) key to the Corporation's success. Participation will be reevaluated and determined at the beginning of each Performance Period. No executive shall have the right to be nominated by the CEO or selected by the Committee for participation in the Plan. To the extent that the Committee intends for an award to qualify as qualified performance-based compensation, the Committee will need to make the participation determination with respect to a Covered Participant not later than 90 days after the commencement of the Performance Period (as defined in Section 4.2).

                            SECTION 4.  HOW THE PLAN WORKS

4.1 Overview. The objective of the Plan is to measure the Corporation's Total Shareholder Return (as defined in Section 4.4) over each Performance Period relative to a peer group of utilities, and, based upon the performance achieved, make a payout ranging from 0% to 150% of a target award ("Target Award") expressed as a number of shares of the Corporation's common stock ("Target Shares") assigned to each Participant in accordance with the Participant's control point (E-1 through E-12 classification or, in the case of a nonofficer executive, the control point determined by the Committee), the higher the pay grade the greater the number of Target Shares.

4.2 Performance Periods and Cycles. Each performance period (a "Performance Period") shall be a period of three consecutive calendar years, and shall be designated as a cycle (a "Cycle"). Each calendar year shall begin a new cycle, as demonstrated by the following:

                            1998   1999   2000   2001   2002   2003

          1998 Cycle:        A      A      A
          1999 Cycle:               B      B      B
          2000 Cycle:                      C      C      C
          2001 Cycle:                             D      D      D


4.3 Target Awards and Target Shares. Target Awards in dollars for each Cycle are designated for each Participant as a function of a designated percentage of the Participant's control point for his pay grade. The Target Award in dollars for each Participant is then converted to a Target Share designation by dividing the Target Award amount by the closing price per share of the Corporation's common stock on December 31 (or last trading date) of the calendar year immediately preceding the first calendar year of the Cycle. To the extent that the Committee intends for an award to qualify as qualified performance-based compensation, the Committee must determine the Target Awards with respect to a Covered Participant not later than 90 days after the commencement of the Performance Period (as defined in Section 4.2).

4.4 Performance Criteria and Measurement. The Corporation's Total Shareholder Return is measured over the three calendar years of each Cycle in comparison to a peer group of electric and gas utilities each having annual revenue in excess of $100 million. The Committee may change for each Cycle the number of and/or individual composite companies of the peer group. Subsequently within a Cycle and subject to the limitations contained in
     Section 5.2, in response to circumstances affecting certain individual companies of the peer group (e.g., merger), the Committee may find it necessary to add to or otherwise modify the listing of companies comprising the peer group. The purpose of any such change is to establish and maintain a peer group that is objectively comparable to the Corporation to promote consistency within and between Cycles as an underlying premise for the integrity of performance evaluation. It is within this context, as an additional corrective measure, that per Section 5.2 the

     Committee may adjust the payout amounts otherwise indicated per Section
     5.1.

     Total shareholder return ("Total Shareholder Return") for each Cycle is calculated after the end of the third calendar year of the Cycle using the following formula:

          (A) Closing Stock Price at December 31st (or last trading date) of the third calendar year of Cycle ("Ending Stock Price") less:

          (B) Closing Stock Price at December 31st (or last trading date) of the calendar year immediately preceding the first calendar year of the Cycle ("Beginning Stock Price") plus:

          (C) The sum of all cash dividends paid per share during the Cycle equals:

          (D)  Net Number

          Divide (D) by (B) to yield Total Shareholder Return

     The result for the Corporation is then compared to the individual results of the companies comprising the peer group to determine the award in accordance with Section 5.

     Calculations will be adjusted by the Committee as appropriate for transactions described in Section 1.162-27(e)(2)(iii)(C) of the Treasury Regulations (e.g. stock split, dividend, merger, etc.)

     The computation of Total Shareholder Return also will be made for the Corporation and each of the companies of the peer group after the close of each of the first and second calendar years within each Cycle, with the data for items (A) and (C) of the above formula. The annual computation will render an on-going indication of the Corporation's comparative economic performance to the peer group for the subject Cycle.

4.5 New Performance Award Periods. Subject to Section 11.9, new performance award periods may be initiated under the Plan for five years from the effective date of this amendment and restatement.

                           SECTION 5.  AWARD DETERMINATION

5.1 Preliminary Determination. The performance achieved during each three-year Cycle will preliminarily indicate a payout as a percent of Target Shares awarded as follows:


                                          As Compared                Payout As A %
                    Performance              To Peer                   of Target
                    Achieved            Group Companies                 Awarded
              -------------------     -------------------        --------------------
                   Outstanding          at or above 75             150% only (the
                                        percentile                   maximum)

                   Target               at or above 50             100% to 148%
                                        percentile but less
                                        than 75 percentile

                   Threshold            at or above 33             40% to 95%
                                        percentile but less
                                        than 50 percentile

                   Below Threshold      below 33                   0%
                                        percentile

     The Threshold and Target performance categories, unlike the other two performance categories, renders payout on a sliding scale depending upon where the Corporation's performance ranking lies in comparison to the performance ranking of the individual companies comprising the peer group. Addendum A, Total Shareholder Return Award Calculations, sets forth the detailed table of payouts for the respective range of performance ranking percentages. Performance Achieved is categorized per Addendum A in whole percentages only, requiring the rounding of computational results to the nearest whole number, with .5 results rounded up if the resulting whole number would be an even number or rounded down if the resulting whole number would be an odd number.

     Notwithstanding the foregoing, the Committee may redefine for any Cycle the above category levels of performance as well as the respective payout percentages of Target Shares awarded. To the extent that the Committee intends for an award to qualify as qualified performance-based compensation, the Committee will need to redefine the performance levels and payout percentages for a Covered Participant not later than 90 days after the commencement of the applicable Performance Period.

5.2 Final Determination. The Committee will review the award amounts determined based on the performance achieved and, at its discretion, adjust the final payout amounts for all Participants in accordance with the purposes expressed in Section 4.4.

     In making adjustments, the Committee may consider factors such as, but not limited to, the following:

     (a) Significant acquisitions (or divestitures) within the Corporation's affiliated group;

     (b)  Significant acquisitions or divestitures among peer group companies;
          and

     (c)  Other unusual items of material consequence.

If the Committee's exercise of discretion pursuant to Section 4.4 or 5.2 results in an increase in the amount of compensation to be payable under the Plan, the Committee's modifications made pursuant to Section 4.4 or 5.2 may cause the performance awards for Covered Participants to fail to qualify as qualified performance-based compensation. Except for distributions pursuant to Section 9, the maximum annual award distributed to any employee under this Plan (including amounts awarded pursuant to Section 5.3) shall not exceed an amount having a value equal to the value of 25,000 shares of common stock of the Corporation as of the date of distribution.

5.3 Dividends. After the end of a Cycle, dividends will be paid on the award shares earned, 40% to 150% of Target Shares earned (the "Earned Shares"), as if the Earned Shares had been outstanding during the entire Cycle as provided in Section 6.1. The amount of such dividends payable will be computed by multiplying the number of Earned Shares by the sum of all cash dividends paid per share during the Cycle as noted in Section 4.4(C) above.

                        SECTION 6.  FORM AND TIMING OF PAYMENT

6.1 Form and Timing of Payment. Except as provided in Section 9, the award values (Earned Shares plus related dividends) may be paid in shares of the Corporation's common stock or in cash, or in any combination thereof. Unless otherwise deferred in accordance with the terms of the Corporation's Voluntary Deferral Plan, awards will be paid out as soon as possible after the end of each Cycle except as provided in Section 9. If award dividends are paid in stock, the number of shares to be issued will be determined by dividing the amount of the award dividends earned by the closing stock price at December 31st (or last trading date) of the third calendar year of the Cycle. If Earned Shares are paid in cash, the amount to be paid shall be determined by multiplying the number of Earned Shares by the closing stock price at December 31st (or last trading date) of the third calendar year of the Cycle.

6.2 Committee Certification. Prior to the payment of any performance awards to a Covered Participant, the Committee shall certify in writing the computation of the Covered Participant's performance awards (including the extent that performance goals were in fact satisfied). For purposes of satisfying the requirements of this section, approved minutes of the Committee meeting in which the computation is made or reviewed will be deemed to constitute written certification.

6.3 Performance Award Tax Consequences. The Committee shall administer and construe the Plan in a manner so that no tax liability is incurred by the participating executive until the performance awards are actually paid.

6.4 Number of Corporation's Shares that may be Distributed. The total number of shares of the Corporation's common stock that may be distributed under this Plan originally set at 500,000 shares, and having an undistributed balance of 460,772 shares immediately prior to the 2-for-1 split of the Corporation's common stock approved by the Board effective at the close of business on May 11, 1995, per Resolution dated April 27, 1995, was on May 11, 1995 adjusted to an undistributed balance of 921,544 shares in accordance with the recapitalization provision of the Plan (see Section 6.5), and as of the effective date of this Amended and Restated Plan document, the undistributed balance is 849,712 shares. The shares to be issued under this Plan may be either original issue shares or shares purchased by the Plan in the open market.

     With respect to any applicable Cycle under this Plan, if the maximum number of shares of the Corporation's common stock which could be distributed as to both Earned Shares and the related dividend awards thereon are not in fact paid out after the end of the Cycle, then the number of shares of such common stock not distributed shall be available for payouts under this Plan with respect to subsequent Cycles.

6.5 Recapitalization. In the event of any increase or decrease in the total number of shares of the Corporation's common stock resulting from a subdivision or consolidation of shares or other capital adjustment or the payment of a stock dividend or other increase or decrease in such shares effected without receipt of consideration by the Corporation, the maximum number of shares of such common stock which may be distributed under the Plan, the number of Target Shares awarded under the Plan and the number of shares of the Corporation's common stock covered by each outstanding Target Share award shall be adjusted accordingly. Any such shares shall be subject to the same Plan provisions as the shares originally covered under the award.

                        SECTION 7.  TERMINATION OF EMPLOYMENT

7.1 General Rule. If death, disability or early or normal retirement, as defined in the SCANA Corporation Retirement Plan, occurs prior to the end of one or more Cycles in which an executive was a Participant, the Participant's performance award for each such Cycle will be paid as soon as possible after the end of each cycle except as provided in Section 9. Any award under this Section will be calculated as follows for each Cycle in which the executive was a Participant:

          (Target Shares) x (Payout % determined under Section 5.1 based upon performance results determined under Section 4) x (the fraction, the numerator of which is the number of months of continuous employment completed of the Cycle, counting the month of death, disability or retirement as though a full month of employment, and the denominator of which is 36).

     Added to this amount will be an award for dividends attributable to the Earned Shares in accordance with Section 5.3 above, but for each incomplete Cycle applicable only for the months of continuous employment completed, counting the month of death, disability or retirement as though a full month employment.

7.2 Termination of Employment for Reasons Other Than Death, Disability or Retirement. If a Participant's employment is terminated for reasons other than death, disability or normal or early retirement before the end of one or more Cycles in which the executive is a Participant, the individual's performance awards will be canceled and his tentative rights thereto forfeited unless the Committee in the exercise of its discretion determines that a performance payout should be made to the Participant under the circumstances of the termination. In this latter event, the payout shall be in whatever amount the Board determines, not to exceed, however, the amount that would be calculated if Section 7.1 was applicable as to each Cycle in which the executive was a Participant. Subject to Section 9, any such payout will be made in accordance with the provisions of Section 7.1.

                         SECTION 8.  BENEFICIARY DESIGNATION

8.1  Designation of Beneficiary.

     (a) A Participant shall designate a Beneficiary or Beneficiaries who, upon the Participant's death, are to receive the amounts that otherwise would have been paid to the Participant. All designations must be in writing and signed by the Participant. A designation shall be effective only if and when delivered to the Corporation during the lifetime of the Participant. The Participant also may change the Beneficiary or Beneficiaries by a signed, written instrument delivered to the Corporation. The payment of amounts shall be in accordance with the last unrevoked written designation of Beneficiary that has been signed and delivered to the Corporation. All Beneficiary designations shall be addressed to the Secretary of SCANA Corporation and delivered to the office of the Secretary, and shall be processed as indicated in subsection (b) below by the Secretary or by her authorized designee.

     (b) The Secretary of SCANA Corporation (or her authorized designee) shall, upon receipt of the Beneficiary designation:

          (1) ascertain that the designation has been signed, and if it has not been, return it to the Participant to be signed; and

          (2) if signed, stamp the designation "Received", indicate the date of receipt, and initial the designation in the proximity of the stamp.

8.2  Death of Beneficiary.

     (a)  In the event that all of the Beneficiaries named pursuant to Section
          8.1 predecease the Participant, the amounts that otherwise would have been paid to said Beneficiaries shall, where the designation fails to redirect to alternate Beneficiaries in such circumstance, be paid to the Participant's estate as the alternate Beneficiary.

     (b) In the event that two or more Beneficiaries are named, and one or more but less than all of such Beneficiaries predecease the Participant, each surviving Beneficiary shall receive any dollar amount or proportion of funds designated or indicated per the designation made pursuant to Section 8.1, and the dollar amount or designated or indicated share of each predeceased Beneficiary which the designation fails to redirect to an alternate Beneficiary in such circumstance shall be paid to the Participant's estate as an alternate Beneficiary.

8.3  Ineffective Designation.

     (a) In the event a Participant does not designate a Beneficiary, or if for any reason a designation is entirely ineffective, the amounts that otherwise would have been paid to the Beneficiary shall be paid to the Participant's estate as the alternate Beneficiary.

     (b) In the circumstance that designations are effective in part and ineffective in part, to the extent that a designation is effective, distribution shall be made so as to carry out as closely as discernable the intent of the Participant, with the result that only to the extent that a designation is ineffective shall distribution instead be made to the Participant's estate as an alternate Beneficiary.

                     SECTION 9.  CHANGE IN CONTROL DISTRIBUTIONS

9.1 Accelerated Distributions Upon Change in Control. Notwithstanding anything in this Plan to the contrary, upon the occurrence of a Change in Control, as to which the Key Employee Severance Benefits Plan ("KESBP") was not terminated prior to such Change in Control, all amounts (or remaining amounts) owed under this Plan as of the date of such Change in Control (referred to as each participant's "PSP Benefit") shall become immediately due and payable. The PSP Benefit shall be an amount equal to 100% of the targeted award as granted at the beginning of all Cycles which are not yet completed as of the date of the Change in Control. Each Participant's PSP Benefit determined under this Section 9.1 shall be paid to each Participant (and his Beneficiary) in the form of a single lump sum payment of all such amounts owed, together with an amount (the "Gross-Up Payment") such that the net amount retained by each Participant after deduction of any excise tax imposed by Section 4999 of the Code (or any similar tax that may hereafter be imposed) on such benefits (the "Excise Tax") and any Federal, state and local income tax upon the PSP Benefit and the Gross-Up Payment provided for by this Section 9 shall be equal to the value of the Participant's PSP Benefit.

9.2 Tax Computation. For purposes of determining the amount of the Gross-Up Payment referred to in Section 9.1, whether any of a Participant's PSP Benefit will be subject to the Excise Tax and the amounts of such Excise
     Tax: (i) there shall be taken into account all other payments or benefits received or to be received by a Participant in connection with a Change in Control of the Corporation (whether pursuant to the terms of the Plan or any other plan, arrangement or agreement with the Corporation, any person whose actions result in a Change in Control of the Corporation or any person affiliated with the Corporation or such person); and (ii) the amount of any Gross-Up Payment payable with respect to any Participant (or his Beneficiary) by reason of such payment shall be determined in accordance with a customary "gross-up formula," as determined by the Committee in its sole discretion.

9.3 No Subsequent Recalculation of Tax Liability. The Gross-Up Payments described in the foregoing provisions of this Section 9 are intended and hereby deemed to be a reasonably accurate calculation of each Participant's actual income tax and Excise Tax liability under the circumstances (or such tax liability of his Beneficiary), the payment of which is to be made by the Corporation or any "rabbi trust" established by the Corporation for such purposes. All such calculations of tax liability shall not be subject to subsequent recalculation or adjustment in either an underpayment or overpayment context with respect to the actual tax liability of the Participant (or his Beneficiary) ultimately determined as owed.

                           SECTION 10.  GENERAL PROVISIONS

10.1 Employment/Participation Rights.

     (a) Nothing in the Plan shall interfere with or limit in any way the right of the Corporation to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Corporation.

     (b) Nothing in the Plan shall be construed to be evidence of any agreement or understanding, express or implied, that the Corporation will continue to employ a Participant in any particular position or at any particular rate of remuneration.

     (c) No employee shall have a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant.

     (d) Nothing in this Plan shall affect the right of a recipient to participate in and receive benefits under and in accordance with any pension, profit-sharing, deferred compensation or other benefit plan or program of the Corporation.

10.2 Nonalienation of Benefits.

     (a) No right or benefit under this Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber or charge the same shall be void; nor shall any such disposition be compelled by operation of law, except as may be applicable in the circumstance of death of a Participant under South Carolina law or as a result of a qualified domestic relations order.

     (b) No right or benefit hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities or torts of the person entitled to benefits under the Plan.

     (c) If any Participant or Beneficiary hereunder should become bankrupt or attempt to anticipate, alienate, sell, assign, pledge, encumber or charge any right or benefit hereunder, then such right or benefit shall, in the discretion of the Board cease, and the Board shall direct in such event that the Corporation hold or apply the same or any part thereof for the benefit of the Participant or Beneficiary in such manner and in such proportion as the Board may deem proper.

10.3 Transferability Restriction as to Target Shares. Target Shares are not transferrable by a Participant other than by will or the laws of descent and distribution.

10.4 Regarding the Securities Act of 1933. The Corporation shall not be deemed by reason of the granting of any Target Shares hereunder to have any obligation to register any shares of the Corporation's common stock with respect to this Plan under the Securities Act of 1933, as amended, or to maintain in effect any registration of such shares, or to list such shares on any exchange. As a condition to the issuance or transfer of shares of the Corporation's common stock to a Participant or to his Beneficiary or legal representative, the Committee may require such Participant, Beneficiary or legal representative to represent that the shares of stock are taken for investment and not for resale and to make such other representations as the Committee shall deem necessary to qualify the issuance of the shares as exempt from the registration requirements of the Securities Act of 1933 and any other applicable securities laws. The Corporation reserves the right to place a legend on any stock certificate issued pursuant to the Plan to further the purposes expressed herein.

10.5 Regarding Section 16 of the Securities Exchange Act of 1934. With respect to persons subject to Section 16 of the Securities Exchange Act of 1934, or any successor thereto ("Section 16"), transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Act. Accordingly, all issuances of shares of common stock of the Corporation to persons subject to the reporting requirements of Section 16 shall be, to the extent required by Section 16, approved by the Committee or in another manner provided in Section 16 or subject to a six month holding period. To the extent any provision of the Plan or action by the Committee is deemed not in compliance with an applicable condition of Rule 16b-3, that provision or action shall be deemed null and void to the extent permitted by law and deemed advisable by the Committee.

10.6 Severability.   If any particular provision of the Plan shall be found to
     be illegal or unenforceable for any reason, the illegality or lack of enforceability of such provision shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if the illegal or unenforceable provision had not been included.

10.7 No Individual Liability.   It is declared to be the express purpose and
     intention of the Plan that no liability whatsoever shall attach to or be incurred by the Committee, the shareholders, the officers or the directors of the Corporation or any representative appointed hereunder by the Committee, under or by reason of any of the terms or conditions of the Plan.

10.8 Applicable Law.   The Plan shall be governed by and construed in accordance
     with the laws of the State of South Carolina, except to the extent governed by applicable federal law.

             SECTION 11.  PLAN ADMINISTRATION, AMENDMENT AND TERMINATION

11.1 In General. The Plan shall be administered by the Committee which shall have the sole authority to construe and interpret the terms and provisions of the Plan and determine the amount, manner and time of payment of any benefits hereunder. The Committee shall consist of not less than three persons who shall be members of the Board. Each member of the Committee shall be at all times a "non-employee director" within the meaning of Rule 16b-3 of the General Rules and Regulations (Reg. Section 16b-3(C)(2)(i)) under the Exchange Act. Additionally, each member of the Committee shall be at all times an "outside director" within the meaning of Section 1.162-27(e)(3) of the Treasury Regulations promulgated with respect to
     Section 162 of the Code. Once designated and for as long as the individuals qualify as members of the Committee, the Committee shall continue to serve until otherwise directed by the Board. From time to time, the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution thereof, fill vacancies however caused and remove all members of the Committee.

     A majority of the entire Committee shall constitute a quorum, and the action of a majority of the members present at any meeting at which a quorum is present shall be deemed the action of the Committee. In addition, any decision or determination reduced to writing and signed by all the members of the Committee shall be fully effective as if it had been made by a majority vote at a meeting duly called and held. The Committee shall maintain records and cause payments to be made hereunder, and the requisite calculations, interpretations, determinations, regulations and, subject to the provisions of Section 11.2, calculations of the Committee shall be final and binding on all persons and parties concerned. The Committee may adopt such rules as it deems necessary, desirable or appropriate in administering the Plan.

11.2 Claims Procedure. Any person dissatisfied with the Committee's determination of a claim for benefits hereunder must file a written request for review with the Board. This request must include a written explanation setting forth the specific reasons for the requested review. The Board shall review the Committee's determination promptly and render a written decision with respect to the claim. Such decision shall be final, binding and conclusive upon all claimants under this Plan. The Board's exercise of discretion under this Section may cause the performance awards for a Covered Participant to fail to qualify as qualified performance-based compensation.

11.3 Finality of Determination. The determination of the Board as to any disputed questions arising under this Plan, including questions of construction and interpretation, shall be final, binding and conclusive upon all persons.

11.4 Expenses. The cost of payments from this Plan and the expenses of administering the Plan shall be borne by the Corporation.

11.5 Tax Withholding. The Corporation shall have the right to deduct from all payments made under the Plan any federal, state or local taxes required by law to be withheld with respect to such payments.

11.6 Incompetency.   Any person receiving or claiming benefits under the Plan
     shall be conclusively presumed to be mentally competent and of age until the Corporation receives written notice, in a form and manner acceptable to it, that such person is incompetent or a minor, and that a guardian, conservator, statutory committee under the South Carolina Code of Laws, or other person legally vested with the care of his estate has been appointed. In the event that the Corporation finds that any person to whom a benefit is payable under the Plan is unable to properly care for his affairs, or is a minor, then any payment due (unless a prior claim therefor shall have been made by a duly appointed legal representative) may be paid to the spouse, a child, a parent or a brother or sister, or to any person deemed by the Corporation to have incurred expense for the care of such person otherwise entitled to payment.

     In the event a guardian or conservator or statutory committee of the estate of any person receiving or claiming benefits under the Plan shall be appointed by a court of competent jurisdiction, payments shall be made to such guardian or conservator or statutory committee provided that proper proof of appointment is furnished in a form and manner suitable to the Corporation. Any payment made under the provisions of this Section 11.6 shall be a complete discharge of liability therefor under the Plan.

11.7 Action by Corporation.   Any action required or permitted to be taken
     hereunder by the Corporation or the Board shall be taken by the Board.

11.8 Notice of Address. Any payment made to a Participant or his Beneficiary at the last known post office address of the distributee on file with the Corporation, shall constitute a complete acquittance and discharge to the Corporation and any director or officer with respect thereto, unless the Corporation shall have received prior written notice of any change in the condition or status of the distributee. Neither the Corporation nor any director or officer shall have any duty or obligation to search for or ascertain the whereabouts of a Participant or his Beneficiary.

11.9 Amendment and Termination. If approved by the shareholders of the Corporation, the Corporation reserves the right to amend, modify or terminate the Plan at any time by action of its Board without further action of shareholders. However, no amendment will increase the total number of shares of the Corporation's common stock that may be distributed under the Plan beyond the number of shares indicated in Section 6.4 or the maximum annual award set forth in Section 5.2 without obtaining shareholder approval. Upon any such amendment, and except as provided hereunder, upon the occurrence of a Change in Control of the Corporation, each Participant and his Beneficiary shall be entitled only to such benefits as determined by the Committee pursuant to such amendment. Upon any termination of the Plan, and except as provided hereunder, upon the occurrence of a Change in Control, no Participant or Beneficiary shall be entitled to any further benefits hereunder, unless determined otherwise by the Committee, in its sole discretion.

     Notwithstanding the foregoing, and subject to Section 9, no amendment, modification or termination of the Plan may be made, and no Participants may be added to the Plan, upon or following a Change in Control of the Corporation without the express written consent of all of the Plan's Participants covered by the Plan at such time. In all events, however, the Corporation reserves the right to amend, modify or delete the provisions of Section 9 at any time prior to a Change in Control of the Corporation, pursuant to a Board resolution adopted by a vote of at least two-thirds of the members of the Board.

                                                                      ADDENDUM A
                               TOTAL SHAREHOLDER RETURN
                                  AWARD CALCULATIONS


                  PERFORMANCE              PAYOUT AS A % OF
                   ACHIEVED              TARGET SHARES AWARDED
               ------------------    ------------------------------
                       33                           40
                       34                           44
                       35                           48
                       36                           51
                       37                           55
                       38                           59
                       39                           63
                       40                           66
                       41                           70
                       42                           74
                       43                           78
                       45                           81
                       46                           85
                       47                           89
                       48                           93
                       49                           95
                       50                           100
                       51                           102
                       52                           104
                       53                           106
                       54                           108
                       55                           110
                       56                           112
                       57                           114
                       58                           116
                       59                           118
                       60                           120
                       61                           122
                       62                           124
                       63                           126
                       64                           128
                       65                           130
                       66                           132
                       67                           134
                       68                           136


                  PERFORMANCE              PAYOUT AS A % OF
                   ACHIEVED              TARGET SHARES AWARDED
               ------------------    ------------------------------



                       69                           138
                       70                           140
                       71                           142
                       72                           144
                       73                           146
                       74                           148
                       75                           150


                                                                      ADDENDUM B

                                  SCANA CORPORATION
                                PERFORMANCE SHARE PLAN
                              DESIGNATION OF BENEFICIARY

To:  Secretary of SCANA Corporation

I hereby designate the following person(s), trust(s) or estate, to be the recipient(s) of any and all amounts which may become payable or may remain to be paid upon my death under the SCANA Corporation Performance Share Plan.


      Beneficiary's Name
     and Social Security                                    Relationship
        or Employer                   Beneficiary's              to            Dollars or
     Identification No.                  Address            Participant         % Share
   -----------------------        -------------------     ---------------     -------------



I hereby designate the following person, trust or estate as Alternate Beneficiary with respect to the contingency events described in Sections 8.2(a) and 8.2(b) of this Plan.



    Alternate Beneficiary's
      Name and Social                  Alternate         Relationship
    Security or Employer             Beneficiary's            to
     Identification No.                 Address          Participant
  --------------------------       ----------------    ------------------



Spouse's Consent: (Community Property States Only -- S.C. domiciliaries ignore):

I hereby agree to the Beneficiary(ies) designated above:

___________________________________            ________________________
Spouse's Signature                             Date

I hereby revoke any Beneficiary designation previously made by me and reserve the right to change this designation at any time by filing a new Designation of Beneficiary form.

Signature of Participant  _____________________________________________________

Date  _______________________     Social Security Number ______________________

Signature of Corporate Secretary ______________________________________________

Date Received _________________________________________________________________
                                                                     (Rev. 1996)